SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

UNITED HERITAGE CORPORATION
Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED HERITAGE CORPORATION
Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206
Telephone (214) 800-2663

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

The annual meeting of the shareholders of United Heritage Corporation will be held on Friday, March 28, 2008 at 10:00 a.m. (local time) at the company’s corporate office located at Suite 200, One Energy Square, 4925 Greenville Avenue, Dallas, Texas 75206 for the following purposes:

•	to elect the five persons listed in the proxy statement that accompanies this notice to serve as our directors;
•	to ratify the appointment of Weaver and Tidwell, L.L.P., or such other independent registered public accounting firm appointed by the audit committee of the board of directors prior to the meeting, as our independent auditors for the fiscal year ending March 31, 2008;
•	as required by section 4350(i)(1)(A) of the Nasdaq Marketplace Rules, to approve the issuance of warrants to DK True Energy Development and RTP Secure Energy Corp.;
•	as required by section 4350(i)(1)(A) of the Nasdaq Marketplace Rules, to approve the issuance of warrants to Applewood Energy, Inc. and GWB Petroleum Consultants Ltd.;
•	as required by section 4350(i)(1)(A) of the Nasdaq Marketplace Rules, to approve the issuance of warrants to Richardson & Patel LLP as partial compensation for services rendered to us;
•	as required by section 4350(i)(1)(A) of the Nasdaq Marketplace Rules, to approve the issuance of common stock and warrants to Chadbourn Securities as compensation for services to be rendered to us;
•	as required by section 4350(i)(1)(A) of the Nasdaq Marketplace Rules, to approve the issuance of warrants to Blackwood Capital Limited as compensation for services rendered and to be rendered to us;
•	as required by section 4350(i)(1)(A) of the Nasdaq Marketplace Rules, to approve the United Heritage Corporation 2008 Equity Incentive Plan;
•	as required by section 4350(i)(1)(D) of the Nasdaq Marketplace Rules, to approve the issuance of warrants included in an offering of units consisting of common stock and warrants which was made by the company in November 2007;
•	as required by section 4350(i)(1)(D) of the Nasdaq Marketplace Rules, to approve the issuance of units consisting of shares of our common stock and warrants to purchase our common stock in a private offering of our securities to accredited investors;
•	as required by section 4350(i)(1)(D) of the Nasdaq Marketplace Rules, to approve the issuance of common stock and warrants to Blackwood Ventures LLC pursuant to an agreement to convert debt;
•	as required by section 4350(i)(1)(D) of the Nasdaq Marketplace Rules, to approve the issuance of 666,667 shares of common stock subscribed for by accredited investors in a private offering undertaken in January 2008;
•	as required by section 4350(i)(1)(D) of the Nasdaq Marketplace Rules, to approve the issuance of common stock and warrants to Walter G. Mize in exchange for the relinquishment of a put right;
•	to approve a change of the company’s domicile from Utah to Delaware, which will include changing the company’s name to Glen Rose Petroleum Corporation; and
•	to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Shareholders of record at the close of business on February 19, 2008 will be entitled to notice of and to vote at the annual meeting and at any continuation or adjournment thereof.

All shareholders are cordially invited to attend the annual meeting in person. Your vote is important. Please return the enclosed proxy as promptly as possible, whether or not you plan to attend the annual meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the annual meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached proxy statement.

By Order of the Board of Directors

Joseph F. Langston Jr., Secretary

Dallas, Texas
•    •  , 2008

INDEX

Voting and Proxy Information	1
Proposal 1 – Election of Directors	4
Proposal 2 – Approve the Appointment of Independent Auditors	5
Proposal 3 – Approval of the Issuance of Securities as Required by Nasdaq Marketplace Rule Section 4350(i)(1)(A)/Consulting Agreement with DK True Energy Development Ltd. and RTP Secure Energy Corp.	9
Proposal 4 – Approval of the Issuance of Securities as Required by Nasdaq Marketplace Rule Section 4350(i)(1)(A)/Consulting Agreements with Applewood Energy, Inc. and GWP Petroleum Consultants	9
Proposal 5 – Approval of the Issuance of Securities as Required by Nasdaq Marketplace Rule Section 4350(i)(1)(A)/Issuance of a Warrant to Richardson & Patel LLP in Exchange for Services	11
Proposal 6 – Approval of the Issuance of Securities as Required by Nasdaq Marketplace Rule Section 4350(i)(1)(A)/Issuance of Securities to Chadbourn Securities in Exchange for Services	12
Proposal 7 – Approval of the Issuance of Securities as Required by Nasdaq Marketplace Rule Section 4350(i)(1)(A)/Issuance of Warrants to Blackwood Capital Limited in Exchange for Services	13
Proposal 8 – Approval of the United Heritage Corporation 2008 Equity Incentive Plan	13
Proposal 9 – Approve the Issuance of Securities as Required by Nasdaq Marketplace Rule 4350(i)(1)(D)/Warrants Included in an Offering Made in November 2007	17
Proposal 10 – Approve the Issuance of Securities as Required by Nasdaq Marketplace Rule 4350(i)(1)(D)/Units Consisting of Common Stock and Warrants to Accredited Investors	18
Proposal 11 – Approve the Issuance of Securities as Required by Nasdaq Marketplace Rule 4350(i)(1)(D)/Shares and Warrants To Blackwood Ventures LLC Pursuant To An Agreement to Convert Debt, As Required by Nasdaq Marketplace Rule 4350(i)(1)(D)	19
Proposal 12 – Approve the Issuance of Securities as Required by Nasdaq Marketplace Rule 4350(i)(1)(D)/666,667 Shares of Common Stock to Accredited Investors As Required by Nasdaq Marketplace Rule 4350(i)(1)(D)	20
Proposal 13 – Approve the Issuance of Securities as Required by Nasdaq Marketplace Rule 4350(i)(1)(D)/Common Stock and Warrants to Walter G. Mize in Exchange for the Relinquishment of A Put Right	20
Proposal 14 – Approve a Change of the Company’s Domicile from Utah to Delaware	21
Security Ownership of Certain Beneficial Owners and Management	30
Compensation of Directors	31
Identification of Executive Officers and Significant Employees	31
Summary of Executive Compensation	31
Certain Relationships and Related Transactions	32
Meetings of the Board of Directors	35
Communications with Members of the Board of Directors	35
Attendance of Board Members at Annual Shareholders’ Meeting	35
Report on Committees	35
Director Nomination Process	36
Report of the Audit Committee	36
Compliance with Section 16(a) of the Securities Exchange Act	37
Shareholder Proposals for 2009 Annual Meeting	37
Transaction of Other Business	37
Incorporation by Reference	37
Annex 1 – United Heritage Corporation 2008 Equity Incentive Plan
Annex 2 – Agreement and Plan of Merger
Annex 3 – Articles of Merger (Utah)
Annex 4 – Certificate of Merger (Delaware)

i

UNITED HERITAGE CORPORATION
Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206
Telephone (214) 800-2663

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 28, 2008

VOTING AND PROXY INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of United Heritage Corporation, a Utah corporation (referred to in this proxy statement as “we”, “our” “us” or the “company”) for use at our annual meeting of shareholders to be held at the company’s corporate office located at Suite 200, One Energy Square, 4925 Greenville Avenue, Dallas, Texas 75206 on, Friday, March 28, 2008, at 10:00 a.m. local time, and at any meeting following adjournment thereof. The notice of annual meeting, this proxy statement and the accompanying proxy card are being mailed to shareholders on or about February 28, 2008.

Revocability of Proxy and Voting of Shares

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to our principal executive offices located at Suite 200, One Energy Square, 4925 Greenville Avenue, Dallas, Texas 75206. The proxy may also be revoked by attending the meeting and voting in person.

Record Date, Voting Rights, Outstanding Shares and Controlled Company Status

The board of directors has fixed February 19, 2008 as the record date for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the meeting. As of the record date, we had 7,246,850 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the meeting. A majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting. If a quorum exists, action on a matter (including the election of directors) is approved if a majority of the votes in attendance at the meeting are cast in favor of the action. Cumulative voting is not permitted. Unless otherwise marked or indicated on the proxy, the shares will be voted “FOR” the election of the five director-nominees named on the proxy and “FOR” the approval of the remaining proposals. Proxies cannot be voted for a greater number of persons than the number of director-nominees named. We currently know of no other matters to be considered at the annual meeting of shareholders. If, however, any other matters come before the annual meeting of shareholders, or any adjournment or adjournments thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.

Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of election in conjunction with information received from our transfer agent. The inspector of election will also determine whether or not a quorum is present.

Shares which abstain from voting as to the proposals, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to the proposals (“broker non-votes”), will be counted for purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposals has been obtained, but will have the effect of reducing the number of affirmative votes required to achieve the majority vote on the proposals.

We are a “controlled company” as that term is defined by section 4350(c)(5) of the Nasdaq Marketplace Rules. A controlled company is a company of which more than 50% of the voting power is held by an individual, a group or another company. Approximately 53.7% of our outstanding common stock is owned by Blackwood Ventures LLC. Blackwood Ventures LLC has entered into a Voting Agreement with DK True Energy Development Ltd. and RTP Secure Energy Corp. pursuant to which it has agreed to vote in favor of proposal 3. Blackwood Ventures LLC has indicated to us that it intends to vote for the director-nominees and the remaining proposals. Based on the Voting Agreement and the indication we have received by Blackwood Ventures LLC, we anticipate that each of the proposals discussed in this proxy statement will be approved.

Solicitation

We are soliciting your proxy. The cost of this solicitation, including expenses in connection with preparing and mailing this proxy statement, will be borne by us. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

No Rights of Appraisal

Shareholders do not have the right to dissent or to seek appraisal of their shares of common stock in conjunction with any of the proposals to be voted on.

Interests of Certain Persons in Matters to be Acted Upon

We are asking our shareholders to approve the issuance of securities to Applewood Energy, Inc. and GWP Petroleum Consultants. These entities are controlled, respectively, by Mr. Paul D. Watson, our chief executive officer and chairman of our board of directors, and by Mr. Geoffrey W. Beatson, our vice president of engineering and production.

Change of Control

On September 26, 2007 Mr. Walter G. Mize, formerly our largest shareholder, entered into a Restated Stock Sale Agreement which was effective as of September 18, 2007 with Blackwood Ventures LLC (“Blackwood”), a Delaware limited liability company, pursuant to which Blackwood purchased from Mr. Mize (i) 3,759,999 shares of our common stock, (ii) a warrant for the purchase of 953,333 shares of our common stock at an exercise price of $3.15 per share, (iii) a warrant for the purchase of 1,000,000 shares of our common stock at an exercise price of $3.36 per share, and (iv) a warrant for the purchase of 953,333 shares of our common stock at an exercise price of $3.75 per share. The purchase price for the securities was $5,017,000. As a result of this transaction, Blackwood now owns approximately 53.7% of our voting securities. Blackwood purchased the securities by transferring to Mr. Mize $375,000 in cash and two promissory notes, one in the face amount of $3,767,000 and the second in the face amount of $875,000. The funds transferred to Mr. Mize from Blackwood to purchase the securities were Blackwood’s personal funds. The members of Blackwood are Blackwood Capital Ltd., Saddle River Associates, Inc., DK True Energy Development Ltd., Rabbi Tzvi Eichen, World-Link Partners and Avi Masliansky. The managing members of Blackwood are Blackwood Capital Limited, Mr. Walter Reissman and Dr. David Kahn. Dr. Kahn controls DK True Energy Development Ltd. Blackwood Capital Ltd. is owned by a family trust the beneficiaries of which are the members of the Taylor-Kimmins family and is managed by Mr. Andrew Taylor-Kimmins. Blackwood Capital Ltd. has entered into a Consulting Agreement with United Heritage Corporation, as discussed in proposal 7 below and, in the past, was a consultant to Lothian Oil Inc. Other than the foregoing, neither Blackwood nor any of its affiliates has, or had within the past two years, a prior relationship with United Heritage Corporation, our affiliates, Lothian Oil Inc. or its affiliates.

If proposals 3, 7, 9 and 11 are approved and all of the warrants that have been or will be issued are exercised, Blackwood will own 7,088,990 shares of our common stock, DK True Energy Development Ltd. will own 5,250,000 shares of our common stock and Blackwood Capital Limited will own 1,500,000 shares of our common stock.

Non-Compliance with Nasdaq Rules

On July 19, 2007 we received a letter from the Nasdaq Stock Market (“Nasdaq”) which indicated that we did not comply with Marketplace Rule 4310(c)(3) which requires us to have a minimum of $2,500,000 in shareholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

We had until August 3, 2007 to provide Nasdaq with a specific plan to achieve and sustain compliance with The Nasdaq Capital Market Listing Requirements. We submitted a plan on August 2, 2007 and Nasdaq granted us an extension of time to regain compliance. We were required to evidence compliance on the filing of our next periodic report or be subject to delisting.

On November 14, 2007 we filed our quarterly report on Form 10-QSB for the quarter ended September 30, 2007, which showed that we were not in compliance with Marketplace Rule 4310(c)(3).

On November 30, 2007 we received a letter from Nasdaq noting our failure to regain compliance by September 30, 2007 and indicating that trading of our common stock was to be suspended at the opening of business on December 11, 2007 unless we appealed the determination. We appealed the determination and a hearing took place on January 17, 2008. We have not yet been advised by the hearing panel of their decision. As of December 31, 2007, as reported in our Quarterly Report on Form 10-QSB for the quarter then ended, our shareholders’ equity amount complies with Marketplace Rule 4310(c)(3) and we believe that we now have the capacity to maintain compliance with this requirement.

On January 31, 2008 we received a letter from Nasdaq indicating that, for a period of 30 consecutive business days, the bid price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). According to the letter, we have until July 29, 2008 to regain compliance.

If we cannot demonstrate compliance by July 29, 2008, Nasdaq staff will determine whether we meet The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If we meet the initial listing criteria, we will be granted an additional 180 calendar day compliance period. If we are not eligible for an additional compliance period, our securities will be delisted. We may appeal this determination. As noted above, we are awaiting a decision by the hearing panel on our appeal of the decision by Nasdaq staff to de-list our common stock. If we are successful in our appeal, we believe that we will be in compliance with all the initial listing criteria set forth in Marketplace Rule 4310(c) with the exception of the bid price requirement. We believe, although we cannot guarantee, that during the next 12 months our operating results should improve and that this improvement may generate interest in our common stock, which may have an appreciative effect on our stock price.

We do not believe that any of the proposals we are presenting in this proxy statement will affect our ability to achieve compliance with Marketplace Rule 4310(c)(4).

Delivery of Documents to Shareholders Sharing an Address

We will only deliver one proxy statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

United Heritage Corporation
Attn: Corporate Secretary
Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206

PROPOSALS

Proposal 1 — To Elect Five Directors

Our bylaws provide that the board of directors shall be comprised of not less than three nor more than eleven members, and that each director shall be elected to serve until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify. Any vacancies on the board may be filled by a majority vote of the board and any director so elected shall hold office for the unexpired term of his or her predecessor or until the next election of directors by our shareholders.

The names of the nominees for directors and biographical information about them appears below. All of the nominees are currently directors of the company. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the board. The board, however, has no reason to anticipate that any of the nominees will not be able to serve, if elected.

Paul D. Watson

Chief Executive Officer and Chairman of the board of directors
Director since November 2007
Age 56

Mr. Watson was appointed to our board of directors and as our chief operating officer on November 27, 2007. On January 14, 2008, Mr. Watson relinquished his position as chief operating officer and was appointed as our chief executive officer and as chairman of the board of directors. Mr. Watson provides services to us on a full time basis, although he devotes approximately one hour per month to Applewood Energy, Inc., a personal services corporation of which he is the president and sole shareholder.

Mr. Watson is an oil and gas consultant, developer, acquirer and financier with 34 years experience at public and private natural resources and energy companies worldwide. From May 2004 through October 2007 he was the vice president of exploration and a member of the board of directors at Energy 51 Ltd./Watch Resources Ltd., a Canadian energy corporation. Prior to joining Energy 51 Ltd./Watch Resources Ltd., Mr. Watson was the vice president of exploration at Trafina Energy from July 2000 to May 2004. Mr. Watson has also served as a consultant to numerous energy companies, including Kelman Technologies, Inc., of which he is a director, Reliance Engineering Group, Inc. and Reflect Technology, Inc. Mr. Watson began his career as a junior geologist in 1973 after earning his Bachelor of Science degree in geology at the University of Alberta, Edmonton, Alberta, Canada.

Joseph F. Langston Jr.

President, Chief Financial Officer, Secretary and director
Director since October 2007
Age 56

Mr. Langston was appointed to our board of directors and as our interim chief executive officer, interim president and chief financial officer on October 8, 2007. On January 14, 2008, Mr. Langston relinquished his position as interim chief executive officer and was appointed as our president, secretary and, again, as our chief financial officer. Mr. Langston provides approximately 30 hours per week in services to us.

From 1995 through the present, Mr. Langston has been the founder and executive officer of Langston Investments, Inc. based in Dallas Texas. Langston Investments, Inc. specializes in private investment banking for mid-sized companies. From 1989 through 1995, Mr. Langston was the vice-president of finance of Search Exploration, Inc., a public company that developed oil and gas prospects in Texas and the Louisiana gulf coast region. Search Exploration, Inc. merged with Harken Energy Corporation in May 1995. From 1977 through 1982 Mr. Langston was chief financial officer of Trans-Western Exploration, Inc., a company he helped found. During that period he raised funds from United States and European institutions for oil and gas exploration. Mr. Langston received his Bachelor of Business Administration degree in accounting and finance from the University of Texas at Arlington in 1974 and became a certified public accountant in 1978. Mr. Langston also serves on the boards of directors of Platina Energy Group, Inc., a publicly traded corporation, and Buccaneer Energy Corp., a private company.

Franz A. Skryanz

Director since May 2007
Age 70

Mr. Skryanz was appointed to our board of directors and as the chairman of the audit committee on May 16, 2007.

Mr. Skryanz was a director of Xethanol Corporation, a publicly traded company, from August 2000 until his resignation in October 2006. He was appointed as Xethanol Corporation’s secretary and treasurer in February 2005 and continues in these positions. From 2000 to late 2002 Mr. Skryanz also consulted with London Manhattan Securities, Inc. assisting in the development of international projects and managing accounting and administration of that company. Mr. Skryanz has also provided financial management, corporate secretary and treasurer services to early-stage entrepreneurial companies. Prior to joining Xethanol, he served as treasurer and secretary of NETdigest.com, Inc., chief financial officer of Cam Designs, Inc. and chief financial officer and treasurer of Nyros Telecom Services, Inc., a privately-held company with telecom ventures in Russia. Mr. Skryanz holds a Masters of Business Administration degree from the University of Vienna, Austria and was an exchange student at Cambridge University, England and the University of Valencia, Spain.

Theodore D. Williams

Director since October 2007
Age 37

Mr. Williams was appointed to our board of directors and as a member of the audit committee on October 8, 2007.

In August 2003 Mr. Williams co-founded, and since September 2003 Mr. Williams has been the managing partner of, Point Capital Partners, LLC. Point Capital Partners, LLC, located in Chatham, New Jersey, is a private merchant bank focused on principal investments in the healthcare, energy and information technology industries. From February 2003 to August 2003, Mr. Williams was vice president of healthcare investment banking at Morgan Joseph & Co. Inc. From May 2000 to November 2002, Mr. Williams was a senior associate of healthcare investment banking with Thomas Weisel Partners LLC. Mr. Williams graduated from the United States Military Academy in West Point, New York and served in the United States Army from April 1995 through February 1997. Mr. Williams is a director of Lothian Oil Inc.

Paul K. Hickey

Director since October 2007
Age 75

Mr. Hickey was appointed to our board of directors and as a member of the audit committee on October 8, 2007.

Since March 1971, Mr. Hickey has been the President of P.K. Hickey & Co., Inc., a privately held investment banking firm based in New York City. Mr. Hickey is currently a member of the board of directors of five private corporations.

No family relationships exist among our executive officers and directors. With the exception of Messrs. Langston and Watson, all of the members of our board of directors are independent, as that term is defined in section (a)15 of Rule 4200 of the Nasdaq Marketplace Rules.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ABOVE-NAMED INDIVIDUALS TO SERVE AS DIRECTORS.

Proposal 2 — To Approve the Appointment of Independent Auditors

Subject to approval by the shareholders, the board of directors has selected the firm of Weaver and Tidwell, L.L.P. (or such other independent registered public accounting firm that may be appointed by our audit committee) as our independent auditors for its fiscal year ending March 31, 2008.

A representative of Weaver and Tidwell, L.L.P. will be present at the annual meeting of shareholders, will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The following table sets forth fees billed to us by Weaver and Tidwell, L.L.P. during the fiscal years ended March 31, 2007 and March 31, 2006 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services that were reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered. The fees included in the category “all other fees” for services rendered to us during the fiscal year ended March 31, 2006 were incurred for review and consultation services relating to transactions we entered into with Lothian Oil Inc., formerly our largest shareholder.

		March 31, 2007	March 31, 2006
(i)	Audit Fees	$68,785	$43,000
(ii)	Audit Related Fees	$3,500	$0
(iii)	Tax Fees	$6,278	$4,875
(iv)	All Other Fees	$0	$1,500

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

INTRODUCTION TO PROPOSALS 3 THROUGH 13

We are required by Nasdaq Marketplace Rule 4350(i)(1)(A) to obtain shareholder approval of any equity compensation arrangement pursuant to which an employee or consultant will acquire our securities. We are required by Nasdaq Marketplace Rule 4350(i)(1)(D) to obtain shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock.

As discussed below, proposals 3 through 7 require approval under Nasdaq Marketplace Rule 4350(i)(1)(A) and proposals 8 through 13 require approval under Nasdaq Marketplace Rule 4310(i)(1)(D).

The following table provides you with information regarding the number of shares of common stock or warrants to purchase common stock that would or may be issued if the proposals are approved.

Proposal	Name	Type of Security	Number of Shares That May be Issued	Purpose of Issuance	Total of all Shares of Common Stock That May be Issued
3	WDK True Energy Development Ltd./RTP Secure Energy Corp.	Warrant to purchase common stock	0(1)	Compensation for services rendered/compensation for meeting milestones	0
4	Applewood Energy, Inc.(2)	Common stock	97,827(4)	Signing inducement/annual bonus compensation
		Warrant to purchase common stock	1,600,000	Compensation for meeting milestones	1,697,827
4	GWB Petroleum Consultants Ltd.(3)	Common stock	160,000(4)	Annual bonus compensation
		Warrant to purchase common stock	1,000,000	Compensation for meeting milestones	1,160,000

Proposal	Name	Type of Security	Number of Shares That May be Issued	Purpose of Issuance	Total of all Shares of Common Stock That May be Issued
5	Richardson & Patel LLP	Common stock	296,856	Payment for legal services rendered
		Warrant to purchase common stock	222,642	Payment for legal services rendered	519,498
6	Chadbourn Securities	Common stock	479,904(5)	Payment for services rendered as a financial advisor
			115,338(6)	Monthly retainer in the amount of $15,000 (six months)	595,242
7	Blackwood Capital Limited(7)	Warrant to purchase common stock	1,500,000	Payment for services rendered	1,500,000
8	United Heritage Corporation 2008 Equity Incentive Plan	Common stock and options to purchase common stock	5,000,000	Awards to employees and others for services(8)	5,000,000
9	Warrants to be issued to investors	Warrants to purchase common stock	1,306,325	Capital raising transaction	1,306,325
10	Common stock and warrants to be issued to investors	Common stock	8,998,200(9)		8,998,200(9)
11	Blackwood Ventures LLC	Common stock	48,750	Payment of debt
		Warrant to purchase common stock	36,563		85,313
12	Common stock to be issued to investors	Common stock	666,667	Capital raising transaction	666,667
13	Walter G. Mize	Common stock	1,111,113	Cancellarion of put right	1,111,113
	Total number of additional shares issuable upon shareholder approval				22,640,185

(1)	The warrant granted to DK True Energy Development Ltd. and RTP Secure Energy Corp. may be exercised only on a cashless basis. By exercising on a cashless basis the warrant holder authorizes us to withhold from issuance the number of shares of common stock that would otherwise be issuable upon the exercise of the warrant which, when multiplied by the fair market value of the common stock as of the date of exercise, is equal to the aggregate exercise price. According to the warrant agreements, the fair market value of the common stock on the date of exercise is computed by averaging the last reported sale price of the common stock over the 30 day period preceding the exercise date. Assuming that all vesting conditions were met and that DK True Energy Development Ltd. and RTP Secure Energy Corp. exercised all of the warrants on February 19, 2008, using the 30-day average of the last sale price of the common stock for the period from January 4, 2008 through February 15, 2008 (which would be $0.835), we would not be required to issue any shares of common stock to the warrant holders. Instead, in order to pay the exercise price, DK True Energy Development Ltd. would be required to transfer to us

6,601,796 shares of our common stock (all 5,250,000 shares of common stock represented by the warrant plus an additional 1,351,796 shares) and RPT Secure Energy Corp. would be required to transfer to us 4,715,569 shares of common stock (all 3,750,000 shares of common stock represented by the warrant plus an additional 965,569 shares). We will not be required to issue any shares of common stock in exchange for exercise of the warrant until the fair market value of our common stock exceeds $1.05 per share, the exercise price of the warrant shares.
(2)	Applewood Energy, Inc. is a personal services corporation. Our chief executive officer, Paul D. Watson, is the sole shareholder and officer.
(3)	GWB Petroleum Consultants Ltd. is a personal services corporation. Our vice president of engineering and production, Geoffrey Beatson, is the sole shareholder and officer.
(4)	The number of shares has been computed using the per share price of $1.84, the closing price of our common stock on November 28, 2007, the date on which the agreements were signed. We have included in this computation the number of shares of common stock that we will be required to issue (using the closing price on November 28, 2007 for purposes of this illustration) at the conclusion of the first and second years of the consulting agreements we entered into with Applewood Energy, Inc. and GWB Petroleum Consultants Ltd. These agreements are more fully discussed in the section titled “Proposal 4 – Common Stock and Warrants to be Issued Pursuant to Consulting Agreements with Applewood Energy, Inc. and GWP Petroleum Consultants Ltd.”
(5)	This example is for illustrative purposes only. If the offering discussed in proposal 10 had closed on February 15, 2008, Chadbourn Securities would receive 482,800 shares of our common stock as a portion of its fee. Please see the discussions of proposal 6 and proposal 10 for further information on the fee to be paid to Chadbourn Securities and the manner in which it would be computed.
(6)	This example is for illustrative purposes only. A description of our agreement with Chadbourn Securities is included in the discussion of proposal 6. For purposes of this table, we have assumed that the monthly retainer fee over the term of the agreement would be paid with our common stock having a volume weighted average price of $0.7803.
(7)	Blackwood Capital Limited is the managing member of Blackwood Ventures LLC. Blackwood Ventures LLC is our largest shareholder.
(8)	We intend to issue an option from the United Heritage Corporation 2008 Equity Incentive Plan to our president and chief financial officer, Joseph F. Langston Jr., to purchase 1,500,000 shares of our common stock upon the attainment of certain milestones. We also intend to issue to Mr. Langston 80,000 shares of our common stock from the United Heritage Corporation 2008 Equity Incentive Plan as an inducement to enter into an employment agreement and we are entitled to pay Mr. Langston his annual salary of $60,000 with shares of our common stock, which we would issue from the United Heritage Corporation 2008 Equity Incentive Plan. If we chose to pay Mr. Langston with our common stock, based on the per share price of our common stock on January 15, 2008, the date of our agreement with him, we would be required to issue to him an additional 73,170 shares of common stock.
(9)	This example is for illustrative purposes only. If the offering had closed on February 15, 2008, we would have been required to issue 5,998,800 shares of common stock and warrants for the purchase of 2,999,400 shares of common stock based on the terms of the offering. This is more fully explained in the discussion of proposal 10 below. As of the date of this proxy statement, the offering had not yet closed.

Proposals 3, 4, 5, 6 and 7 — To Approve the Issuance of Securities as Required by Nasdaq Marketplace Rule Section 4350(i)(1)(A).

Reason for the Proposals

As discussed in more detail below, we propose to issue our common stock or warrants to purchase our common stock to certain consultants in exchange for services to be rendered to us. Because of the dilution that these compensation arrangements will cause to existing shareholders, Nasdaq Marketplace Rule 4350(i)(1)(A) requires us to obtain shareholder approval of any equity compensation arrangement pursuant to which an employee or consultant will acquire our securities. One of the consultants who will receive our securities is DK True Energy Development Ltd. DK True Energy Development Ltd. is a member of Blackwood Ventures LLC, a shareholder that controls approximately 53.7% of our outstanding common stock.

The last sale price of our common stock on the trading day immediately prior to the record date was $0.77.

Securities Issuances to be Approved:

Proposal 3 — Warrants to be Issued Pursuant to a Consulting Agreement with DK True Energy Development Ltd. and RTP Secure Energy Corp.

In proposal 3 we are asking shareholders to approve the issuance of warrants to purchase our common stock to DK True Energy Development Ltd. and to RTP Secure Energy Corp. The discussion that follows is only a brief description of the transaction and is qualified in its entirety by reference to the Consulting Agreement between us and DK True Energy Development Ltd. and RTP Secure Energy Corp. and the warrants issued pursuant to that agreement, which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2007 and available for review at www.sec.gov.

On November 27, 2007 our board of directors approved, and on November 28, 2007 we entered into, a 12 month Consulting Agreement (the “DK/RTP Consulting Agreement”) with DK True Energy Development Ltd. and RTP Secure Energy Corp. (the “Consultants”). The Consultants are to provide services to us which include, but are not limited to, reservoir analysis and geological and engineering expertise.

DK True Energy Development Ltd. is a company controlled by Dr. David Kahn. Dr. Kahn is a reservoir engineer with 20 years experience in heavy oil projects with Texaco and Baker Hughes and, more recently, was a principal in development stage heavy oil companies that engaged in merger and acquisition transactions with Megawest Energy Inc. and Pearl Exploration and Production Ltd., a Canadian-based oil and gas company.

RTP Secure Energy is a consulting company controlled by Mr. Raymond T. Pirraglia. Mr. Pirraglia, a business attorney with over 25 years experience, has worked with oil and gas companies in mergers, acquisitions and other transactions in recent years. He has been a principal with Dr. Kahn in the development, acquisition and disposition of certain heavy oil assets and companies.

In lieu of cash compensation, the Consultants have agreed to accept warrants to purchase up to a total of 9,000,000 shares of our common stock at an exercise price of $1.05 per share, exercisable after December 31, 2007 and only on a cashless basis. In order to determine the number of shares that would be issued, the warrant holder must multiply the difference between the fair market value of the common stock and the warrant exercise price times the number of shares to be purchased and divide the product by the fair market value of the common stock. The fair market value of the common stock is computed by taking the average of the closing bid and asked prices of the common stock quoted in the Over-The-Counter Market or the last reported sale price of the common stock or the closing price quoted on the Nasdaq Capital Market or on any exchange on which the common stock is listed for the 30 trading days prior to the date of the company’s receipt of the warrant. The warrants will have a term of 5 years. The parties have allocated the warrants so that DK True Energy Development Ltd. will have the right to purchase 5,250,000 shares of our common stock and RTP Secure Energy will have the right to purchase 3,750,000 shares of our common stock. Our largest shareholder, Blackwood Ventures LLC, has executed a voting agreement to approve the Consultants’ warrants. The right to purchase 1,147,500 shares of our common stock will vest upon receipt of shareholder approval of the issuance of the warrants; the right to purchase 2,452,500 shares of common stock will vest when we announce that we are implementing a development program based on the results of a pilot program completed for the Wardlaw field; and the right to purchase 5,400,000 shares of our common stock will vest at the rate of 675,000 shares when we produce an average of 250 barrels of oil per day over 30 days (“bopd30av”), 500 bopd30av, 750 bopd30av, 1,000 bopd30av, 1,250 bopd30av, 1,500 bopd30av, 1750 bopd30av and 2,000 bopd30av. The warrant will be fully vested when production reaches 2,000 bopd30av.

Notwithstanding the foregoing, the Consultants’ warrants will vest entirely upon a change of control transaction, including an agreement for the sale or disposition of more than 50% of our interest in the Wardlaw field.

Proposal 4 — Common Stock and Warrants to be Issued Pursuant to Consulting Agreements with Applewood Energy, Inc. and GWP Petroleum Consultants

In proposal 4 we are asking shareholders to approve the issuance of common stock and of warrants to purchase our common stock to Applewood Energy, Inc. (“Applewood”) and to GWB Petroleum Consultants Ltd. (“GWB”). The discussion that follows is only a brief description of the transactions and is qualified in its entirety by reference to the Independent Consulting Services Agreement between us and Applewood and the Independent Consulting Services Agreement between us and GWB, which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2007 and available for review at www.sec.gov.

On November 27, 2007 our board of directors approved, and on November 28, 2007 we entered into, an Independent Consulting Services Agreement with Applewood (the “Applewood Consulting Agreement”). The effective date of the Applewood Consulting Agreement was November 1, 2007.

Pursuant to the Applewood Consulting Agreement, Applewood, which is a personal services corporation, agreed to provide to us the services of Mr. Paul D. Watson, its sole shareholder. We entered into this agreement with Applewood rather than with Mr. Watson individually at the request of Mr. Watson. Mr. Watson currently provides services to us as our chief executive officer and as the chairman of our board of directors. Mr. Watson’s biography appears at page 4 above.

As compensation for Mr. Watson’s services, we agreed to issue to Applewood shares of our common stock having a value of $60,000 and to pay cash compensation of $5,000 per month. We began paying the monthly cash compensation in December 2007. We have not yet issued the shares of common stock. The Applewood Consulting Agreement requires us to use the closing price of our common stock on the date the agreement was executed to compute the number of shares to be issued. On November 28, 2007 the closing price of our common stock was $1.84, therefore we are required to issue to Applewood 32,609 shares of our common stock. Upon completion of the first and second years of the Applewood Consulting Agreement and provided it is not terminated in accordance with its terms, we have agreed to pay Applewood a bonus equal to the amount of the annual compensation. The bonus will be paid with our common stock. Furthermore, upon the achievement of certain milestones related to the development of oil production on the Wardlaw field, Applewood will also receive a warrant to purchase a total of 1,600,000 shares of our common stock. The warrant will have a term of five years and will vest as follows: (i) the right to purchase 400,000 shares of common stock at an exercise price of $2.00 per share will vest upon completion of a successful pilot; (ii) the right to purchase 400,000 shares of common stock at an exercise price of $2.00 per share will vest when the 30 day average for production reaches 1,000 barrels of oil equivalent per day (“boe/d”); (iii) the right to purchase 400,000 shares of common stock at an exercise price of $2.50 per share will vest when the 30 day average for production reaches 2,000 boe/d; and (iv) the right to purchase 400,000 shares of common stock having an exercise price of $3.00 per share will vest when the 30 day average for production reaches 3,000 boe/d. The warrant was issued on December 31, 2007. The value of the warrant is $1,176,000. The value of the warrant was computed using the Black Scholes Option Pricing Model using the following assumptions: market price of $1.65; strike price from $2.00 to $3.00; risk free rate between 3.37% and 3.05%; no dividend rate; an expected term of nine months to 25 months; and a volatility rate of 148.1% to 93.6%.

Also approved on November 27, 2007 and entered into on November 28, 2007 was an Independent Consulting Services Agreement with GWB (the “GWB Consulting Agreement”).

Pursuant to the GWB Consulting Agreement, GWB, which is also a personal services corporation, agreed to provide to us the services of Mr. Geoffrey W. Beatson, its sole shareholder. We entered into this agreement with GWB rather than with Mr. Beatson individually at the request of Mr. Beatson. Mr. Beatson will provide services as our vice president of engineering and production. Mr. Beatson’s biography appears at page 31 below.

As compensation for Mr. Beatson’s services, and because GWB did not elect to accept our common stock as a portion of the compensation it receives for Mr. Beatson’s services, we agreed to pay GWB $550 per day until January 1, 2008 at which time the compensation was increased to $12,000 per month. We began paying the monthly cash compensation in December 2007. Upon completion of the first and second years of the GWB Consulting Agreement and provided it is not terminated in accordance with the terms thereof, we have agreed to pay GWB a bonus. The bonus will be paid with our common stock. The bonus will equal the amount of GWB’s annual cash compensation. Like the Applewood Consulting Agreement, upon the achievement of certain milestones related to the development of oil production on the Wardlaw field, GWB will also receive a warrant to purchase a total of 1,000,000 shares of our common stock. The warrant will have a term of five years and will vest as follows: (i) the right to purchase 250,000 shares of common stock at an exercise price of $2.00 per share will vest upon completion of a successful pilot; (ii) the right to purchase 250,000 shares of common stock at an exercise price of $2.00 per share will vest when the 30 day average for production reaches 1,000 boe/d; (iii) the right to purchase 250,000 shares of common stock at an exercise price of $2.50 per share will vest when the 30 day average for production reaches 2,000 boe/d; and (iv) the right to purchase 250,000 shares of common stock having an exercise price of $3.00 per share will vest when the 30 day average for production reaches 3,000 boe/d. The value of the warrant is $735,000. The value of the warrant was computed using the Black Scholes Option Pricing model using the following assumptions: market price of $1.65; strike price from $2.00 to $3.00; risk free rate between 3.49% and 3.05%; no dividend rate; an expected term of nine months to 25 months; and a volatility rate of 148.1% to 93.6%.

Overall Effects of Proposals 3 and 4

By issuing common stock and warrants to the consultants, we are able to obtain services that are critical to the development of the Wardlaw field without having to spend significant amounts of cash. Furthermore, we believe that ownership of our securities will align the interests of the consultants with our shareholders.

However, by issuing the common stock and the warrants to purchase our common stock, our remaining shareholders will be diluted by the issuance of a substantial number of additional shares.

As to the warrants issued to DK True Energy Development Ltd. and RTP Secure Energy Corp., which may be exercised only on a cashless basis, assuming that all vesting conditions were met and that DK True Energy Development Ltd. and RTP Secure Energy Corp. exercised all of the warrants on February 19, 2008, using the 30-day average of the last sale price of the common stock for the period from January 4, 2008 through February 15, 2008 (which would be $0.835), we would not be required to issue any shares of common stock to these consultants. Instead, in order to pay the exercise price, DK True Energy Development Ltd. would be required to transfer to us 6,601,796 shares of our common stock (all 5,250,000 shares of common stock represented by the warrant plus an additional 1,351,796 shares) and RPT Secure Energy Corp. would be required to transfer to us 4,715,569 shares of common stock (all 3,750,000 shares of common stock represented by the warrant plus an additional 965,569 shares).

As to the shares of common stock and warrants issued to Applewood and GWB, assuming that all vesting conditions are met and that Applewood and GWB exercise all of the warrants, we would be required to issue a total of 1,632,609 shares of common stock pursuant to the Applewood Consulting Agreement and 1,000,000 shares of common stock pursuant to the GWB Consulting Agreement.

If our shareholders do not approve proposals 3 and 4, then we would not be permitted to issue the common stock and warrants agreed upon in the DK/RTP Consulting Agreement, the GWB Consulting Agreement and the Applewood Consulting Agreement, assuming our common stock remains listed on the Nasdaq Capital Market. In that case, the Consultants and Messrs. Beatson and Watson may cease providing services to us, which would negatively impact our ability to develop the Wardlaw field. This would have a material adverse effect on our business and results of operations.

Proposal 5 — Issuance of a Warrant to Richardson & Patel LLP in Exchange for Services

On December 19, 2007, we entered into an Agreement to Convert Debt with Richardson & Patel, LLP pursuant to which Richardson & Patel LLP agreed to accept (i) 296,856 shares of our common stock and (ii) a warrant for the purchase of 222,642 shares of our common stock in full payment of $237,485.15 in legal services previously rendered. The warrant has an exercise price of $1.40 per share, a term of seven years and a cashless exercise provision, at the holders’ election, such that fewer than 222,642 shares may be issued upon full exercise. The debt was converted at the rate of $0.80 per share. On December 18, 2007, the closing price of our common stock was $0.92.

In proposal 5 we are asking our shareholders to approve the issuance of the warrant to Richardson & Patel LLP.

Overall Effect of Proposal 5

As a public company we rely heavily on services provided to us by our legal counsel. By issuing common stock and warrants to our attorneys, we are able to obtain these services while conserving our cash.

However, as indicated by the discussion of proposals 3 and 4 above, by issuing our common stock and/or warrants to purchase our common stock in exchange for services, the common stock of our remaining shareholders will be significantly diluted. If Richardson & Patel, LLP elects to exercise the warrant, we will be required to issue an additional 222,642 shares of common stock although we will receive $311,699 in proceeds from the exercise.

If our shareholders do not approve proposal 5, then our financial obligation to Richardson & Patel, LLP would remain as an outstanding liability, which would negatively impact our ability to comply and maintain compliance with the minimum shareholders’ equity requirement set forth in Nasdaq Marketplace Rule 4310(c)(3). If we lose our Nasdaq listing, potential investors may be less likely to buy our securities and therefore we may have difficulty raising additional capital to fund the development of the Wardlaw field. This would have a material adverse effect on our business and results of operations. In addition, if our shareholders do not approve proposal 5, and we are unable to pay our legal counsel in cash, Richardson & Patel, LLP may cease providing services to us. If we are unable to retain alternate counsel due to a lack of funds, our ability to comply with our SEC reporting obligations and otherwise protect our legal interests could be jeopardized, which would have a material adverse effect on our business and our ability to properly govern our corporation.

Proposal 6 — Issuance of Securities to Chadbourn Securities in Exchange for Services

On January 16, 2008 we engaged Chadbourn Securities to act as our financial advisor. The term of the agreement is six months and the engagement is exclusive during this period. In proposal 6, we are asking our shareholders to approve the issuance of common stock and warrants to purchase common stock to Chadbourn Securities as described below.

While acting as our financial advisor, Chadbourn Securities may assist us with the placement of our securities. In the event that Chadbourn Securities is successful in placing our securities, we have agreed that we will pay Chadbourn Securities 8% of the gross proceeds up to $5,000,000 and 4% of the gross proceeds in excess of $5,000,000 and to issue to Chadbourn Securities warrants to purchase shares of our common stock equal to 8% of the number of shares of common stock actually issued in the offering, or in the case of convertible preferred stock, 8% of the number of shares of common stock into which the preferred stock so issued is initially convertible, or in the case of convertible debentures 8% of the number of shares of common stock into which the debentures are initially convertible. If we were to issue non-convertible subordinated debt during the term of the agreement, we will pay Chadbourn Securities 8% of the amount funded to us. Furthermore, if we issue equity interests along with the subordinated debt, Chadbourn Securities will also receive 8% of the equity securities issued to the holders of the subordinated debt. Any warrants issued to Chadbourn Securities pursuant to this agreement will not be transferable by it (with the exception of transfers to officers, directors, employees or agents of Chadbourn Securities or transfers to shareholders upon liquidation or dissolution). The warrants will include piggy-back registration rights covering the common stock to be issued upon their exercise. The per share exercise price will equal 100% of the price of the common stock issued in the offering, or in the case of convertible preferred stock or convertible debentures, the initial conversion price of such convertible securities. The exercise price and the number of shares of common stock issuable upon exercise of the warrants will be subject to customary adjustment in the case of stock splits, combinations and recapitalizations. The warrants will also have a cashless exercise provision.

We have also agreed to pay Chadbourn Securities a monthly retainer in the amount of $15,000. Chadbourn Securities may elect to have the retainer paid with shares of our common stock valued at the volume weighted average price of our common stock for the five trading days preceding the end of the applicable month of service. As an example, if Chadbourn Securities had provided services to us during January 2008 and had elected to receive the monthly retainer in shares of our common stock, we would have been required to issue 19,223 shares of common stock based on the volume weighted average price of $0.7803 for the five trading days preceding January 31, 2008.

No services have yet been rendered to us by Chadbourn Securities.

Overall Effect of Proposal 6

Like proposals 3, 4 and 5, our agreement with Chadbourn Securities will require us to issue our common stock and warrants to Chadbourn Securities in exchange for placement agent services provided to us. Depending on the amount of the offerings that we undertake or the average volume weighted average price of our common stock, the number of shares and warrants we would be required to issue could be significant, which would have a dilutive effect on our shareholders.

If our shareholders do not approve proposal 6, then we would not be permitted to issue the common stock and warrants agreed upon with Chadbourn Securities, assuming our common stock remains listed on the Nasdaq Capital Market. In that case, Chadbourn Securities would likely cease acting as our placement agent, and it is unlikely that we would be able to find an alternate placement agent under such circumstances. Failure to retain the services of a placement agent could hinder our ability to raise sufficient funds to develop the Wardlaw field, which would have a material adverse effect on our business and results of operations.

Proposal 7 — Issuance of Warrants to Blackwood Capital Limited in Exchange for Services

Proposal 7 asks our shareholders to approve the issuance of a warrant to Blackwood Capital Limited. Blackwood Capital Limited is a member of Blackwood Ventures LLC, our largest shareholder.

On January 15, 2008 we entered into a Consulting Agreement with Blackwood Capital Limited. Blackwood Capital Limited has been providing services to us since September 1, 2007 in the areas of corporate finance and management. The agreement has a term of one year, but may be terminated by either party on 45 days notice. A termination will not release us from the payment of the compensation called for by the agreement. In payment for the services rendered to us, and as an inducement to render further services to us, we agreed to issue to Blackwood Capital Limited a warrant for the purchase of 1,500,000 shares of our common stock at an exercise price of $1.05 per share. The term of the warrant is four years and the warrant has a cashless exercise provision, at the holder’s election, such that fewer than 1,500,000 shares may be issued upon full exercise. On January 15, 2008, the closing price of our common stock was $0.82. The Consulting Agreement also requires us to pay to Blackwood Capital Limited, from September 1, 2007 through the term of the agreement, cash compensation of $15,000 per month.

Overall Effect of Proposal 7

Our agreement with Blackwood Capital Limited will require us to issue a warrant for 1,500,000 shares of our common stock in exchange for services provided to us. If the warrant is fully exercised, the common stock of our remaining shareholders will be diluted by that number of shares. However, if Blackwood Capital Limited fully exercises the warrant, we will receive $1,575,000 in proceeds.

If our shareholders do not approve proposal 7, then we would not be permitted to issue the warrant agreed upon with Blackwood Capital Limited, assuming our common stock remains listed on the Nasdaq Capital Market. In that case, Blackwood Capital Limited could cease providing services to us, including, without limitation, review and analysis of our financial data, consulting with respect to possible business combinations and managerial assistance. If Blackwood Capital Limited were to cease providing services to us, and we are unable to retain the services of an alternative consultant to provide similar services, this could have a material adverse effect on our ability to develop our business and successfully manage our operations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
PROPOSALS 3, 4, 5, 6 AND 7.

Proposal 8 — To Approve the United Heritage Corporation 2008 Equity Incentive Plan

Reason for the Proposal

As discussed above, because of the dilution that compensation arrangements will cause to existing shareholders, Nasdaq Marketplace Rule 4350(i)(1)(A) requires us to obtain shareholder approval of any equity compensation arrangement pursuant to which an employee or consultant will acquire our securities. We propose to adopt the United Heritage Corporation 2008 Equity Incentive Plan which will allow us to issue awards of our common stock or options to purchase our common stock to individuals who provide services to us as officers, directors, employees, agents or consultants.

In January 2008, our board of directors approved and adopted the United Heritage Corporation 2008 Equity Incentive Plan (the “Plan”). We have reserved 5,000,000 shares of common stock for awards that will be granted from the Plan. The awards are subject to adjustment in the event of stock dividends, recapitalizations, stock splits, reverse stock splits, subdivisions, combinations, reclassifications or similar changes in our capital structure. The Plan became effective upon adoption by the board, and, unless earlier terminated in accordance with the terms and provisions thereof, will remain in effect for a period of ten years from the date of adoption. The board’s ability to issue incentive stock options under the Plan is subject to shareholder approval of the Plan. As of February 15, 2008, the last trading day immediately prior to the record date, the shares of common stock reserved for the Plan had a market value of $0.88 per share.

Purpose

The purpose of the Plan is to enable us to offer our officers, directors, employees, agents and consultants (each, individually, a “Participant” and, collectively the “Participants”), equity-based incentives in the company, thereby attracting, retaining and motivating highly qualified Participants and strengthening the mutuality of interests between these Participants and our shareholders. Generally, grants under the Plan are nontransferable and are exercisable during the lifetime of a Participant only by the Participant.

What follows is a summary of the material terms of the Plan. The Plan itself contains considerably more detail than the summary set forth below, which does not purport to be a complete description of the terms and conditions of the Plan, and which is qualified in its entirety by reference to the actual Plan, a copy of which is annexed to this proxy statement as Annex 1.

Administration

The Plan will be administered by our board, or a committee made up of two or more members of our board, who will have full power to, among other things:

(i)	construe and interpret the Plan and any agreement or instrument entered into pursuant to the Plan;
(ii)	amend or terminate the Plan, provided, however, the board will not amend the Plan in any manner that requires shareholder approval, without such approval;
(iii)	prescribe, amend, and rescind rules or regulations relating to the Plan or any awards granted under the Plan;
(iv)	select eligible Participants to receive awards under the Plan;
(v)	determine the form, terms and conditions of the awards to be granted under the Plan; and
(vi)	make all other determinations, or take such other actions, as may be necessary or advisable for the administration of the Plan.

Eligibility

Among the Participants eligible to receive grants under the plan, only employees, including officers and directors who are also employees, are eligible to receive incentive stock options. As of February 19, 2008, we had two full-time and two part-time employees, three non-employee directors and various consultants who are retained on an as-needed basis.

Stock Option Awards

Under the terms of the Plan, the board may grant stock option awards qualifying as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options (“NQSO”) (each, individually, an “Option Award”, and, collectively, “Option Awards”). All Option Awards will be evidenced by an award agreement in such form and containing such terms and conditions as the board may approve from time to time in its discretion (an “Option Award Agreement”). The term of an Option Award will be fixed by the board, but will not exceed a period of ten years from the date of grant (or five years in the case of an ISO granted to a person beneficially owning shares representing 10% or more of the total combined voting power of all classes of our stock (a “10% Shareholder”). Notwithstanding the foregoing, the term of an Option Award is subject to adjustment on the basis of a Participant’s termination of service. The exercise price for any Option Award will not be less than 85% of the fair market value of our common stock on the date of grant (or not less than 100% of the fair market value of our common stock on the date of grant in the case of an ISO granted to a 10% Shareholder). The fair market value will be the closing price of our common stock on the applicable market on which it is listed or quoted on the date of grant.

Payment for shares of common stock purchased upon exercise of an Option Award must be made in full at the time of purchase. Payment may be made in cash or, where expressly approved by the board, by (i) cancellation of indebtedness owed by us to the Participant; (ii) surrender of shares owned for at least six months on the date of transfer; (iii) surrender of shares that were obtained in the public market; (iv) waiver of compensation due or accrued for services rendered; (v) under certain limited circumstances, through “same day sale” or “margin” commitments from the Participant and an NASD member broker-dealer, whereby the Participant irrevocably elects to exercise the Option Award and sell a portion of the underlying shares of common stock to pay the exercise price, and the broker-dealer irrevocably commits upon receipt of the shares of common stock to forward the exercise price to us; or (vi) by any combination of these payment methods.

Stock Awards

Under the terms of the Plan, the board may grant stock awards (each, individually, a “Stock Award”, and, collectively, “Stock Awards”). A Stock Award is an offer by the company to sell to eligible persons shares of our common stock that may or may not be subject to restrictions, such as completion of a specified number of years of service or of certain specified performance goals. The board will determine to whom such an offer will be made, the number of shares of common stock the person may purchase, the price to be paid, the restrictions to which the shares will be subject, if any, and all other terms and conditions as the board may impose. All Stock Awards will be evidenced by a Stock Award Agreement, and the purchase price for any Stock Award will not be less than 85% of the fair market value of our common stock on the date of grant (or not less than 100% of the fair market value of our common stock on the date of grant in the case of Stock Awards to 10% Shareholders).

Payment for shares of common stock purchased upon exercise of a Stock Award must be made in full at the time of purchase. Payment for Stock Awards may be made in the same manner as payment upon exercise of an Option Award.

Stock Bonuses

Under the terms of the Plan, the board may grant stock bonuses (each, individually, a “Stock Bonus” and, collectively, “Stock Bonuses”). A Stock Bonus is an award of shares of common stock for extraordinary services rendered to us. A Stock Bonus may be conditioned upon the satisfaction of certain specified performance goals. All Stock Bonuses will be evidenced by a Stock Bonus Award Agreement.

The earned portion of any Stock Bonus may be paid currently or on a deferred basis, as agreed by the Participant and the company, and with interest or dividend equivalents, if any, being paid in cash, shares of common stock or a combination thereof, and either as a lump sum payment or in installments.

Federal Income Tax Consequences

What follows is a general discussion of material United States federal income tax consequences associated with our granting of Option Awards under the Plan. This discussion is based on the Code and Treasury Department regulations promulgated thereunder, any or all of which may materially change at any time, possibly on a retroactive basis. This discussion does not consider the potential effects, adverse or beneficial, of any proposed changes in the governing tax law. This discussion does not purport to be complete, and does not address the United States federal tax consequences that may apply upon the death of a Participant, nor does it address any state, local or non-United States tax consequences that may be associated with participation in the Plan.

Incentive Stock Options

Generally a Participant incurs no United States federal income tax liability upon the issuance, or, generally, upon the exercise of an ISO.

A Participant will incur United States federal income tax liability upon disposition of the shares of common stock acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the disposition occurs after the expiration of the statutory holding periods (the “Statutory Holding Periods”). If the disposition occurs prior to the expiration of the Statutory Holding Periods, the Participant will generally recognize ordinary income in an amount equal to the difference between the exercise price and the lesser of (i) the fair market value of the common stock on the date of exercise, and (ii) the price at which the common stock is sold. Generally, the Statutory Holding Periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the common stock pursuant to exercise of the ISO.

If the sale price of the common stock is greater than its fair market value on the date of exercise, the Participant will recognize a capital gain equal to the excess of the sale price over the exercise price and will be taxed at the applicable capital gains rate. If the sale price of the common stock is less than its fair market value on the date of exercise, the Participant will recognize a capital loss equal to the excess of the exercise price over the sale price. Such capital gain or loss will be treated as a long-term or short-term capital gain or loss depending upon whether the holding period applicable to long-term capital assets has been satisfied (the “Holding Period”).

A Participant may have United States federal income tax consequences upon exercise of an ISO if the aggregate fair market value of the shares of common stock subject to ISOs that first become exercisable by a Participant in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are a NQSO rather than ISOs. Upon exercise of an Award with respect to these shares, the Participant will have such tax consequences as are described below with respect to the exercise of NQSOs.

Nonqualified Stock Option

A Participant incurs no United States federal income tax liability upon the issuance of NQSOs. Generally, in the tax year in which a Participant exercises NQSOs, the Participant recognizes ordinary income in the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the exercise price for such shares.

Depending upon whether a Participant satisfies the Holding Period, disposition of the common stock acquired through the exercise of a NQSO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the NQSO was exercised.

Tax Consequences to the Company

Generally, there will be no United States federal income tax consequences to the Company upon issuance of an ISO or NQSO. However, to the extent that a Participant recognizes ordinary income on an ISO, or NQSO, as described above, we generally will have a deduction in the same amount, provided, however, we satisfy applicable federal income tax reporting requirements or the Participant reports such income on their federal income tax return.

We are required to withhold Federal Insurance Contributions Act (FICA), Medicare and federal income taxes from Participants who dispose of shares of common stock acquired upon exercise of an ISO prior to the expiration of the Statutory Holding Periods. We are also subject to FUTA, FICA and Medicare taxes on amounts Participants recognize as ordinary income.

We are committed to making the following awards from the Plan to our executive officers, directors or director-nominees, associates of our executive officers, directors or director-nominees, any other person who is to receive at least 5% of the of the awards and all employees as a group. For purposes of completing the table below, we have calculated awards that are to be given in the future at a per share price of $•  , which was the last sale price on the trading day immediately prior to the record date.

Name and Position	Dollar Value of Award	Number of Options or Shares(1)
Joseph F. Langston Jr., president, chief financial officer, secretary, and director-nominee	$60,000	Compensation of $60,000 per year to be paid in cash or stock, at the option of the company. Computed using January 14, 2008, the last sale price on the last trading day immediately prior to the date of our agreement with Mr. Langston, if we paid Mr. Langston only in common stock we would be required to issue 74,074 shares.
	$60,000	80,000 shares to be issued as an inducement to enter into an employment agreement. On the date of the agreement, we used $0.75 per share as the value of the common stock.
	$60,000	Renewal bonus(1) having a value equal to Mr. Langston’s annual compensation, payable with shares of the company’s common stock. Computed using the price of $0.81 per share, the last sale price on January 14, 2008, the last trading day immediately prior to the date of our agreement with Mr. Langston, we would be required to issue 74,074 shares.
	$297,000(2)	An option to purchase 1,500,000 shares of the company’s common stock, vesting in increments of 300,000 shares as certain performance targets are met.
Principals of Richardson & Patel LLP	$273,108(3)	296,856 shares of common stock.
Current executive officers as a group	1
Current directors who are not executive officers, as a group	N/A	N/A
All employees who are not executive officers, as a group	N/A	N/A

(1)	If, at the end of the term of Mr. Langston’s employment agreement we ask him to continue to provide services, we will issue the common stock to him. We refer to this as a “renewal bonus”. Please see the discussion of Mr. Langston’s employment agreement in the section of this proxy statement titled “Certain Relationships and Related Transactions” beginning on page 32.
(2)	The value of these options was computed using the Black Scholes Option Pricing Model using the following assumptions: market price of $0.82; strike price from $1.50 to $3.00; risk free rate between 3.05% and 2.53%; no dividend rate; an expected term of five months to 24.5 months; and a volatility rate of 148.1% to 93.6%.
(3)	Based on the last sale price on December 18, 2007, the last trading date immediately prior to the date of the Agreement to Convert Debt discussed in proposal 5 above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 8.

Proposal 9 — To Approve the Issuance of Warrants Included in an Offering Made in November 2007

In proposal 9 we are asking our shareholders to approve the issuance of warrants that were included in the units we sold in November 2007. The discussion that follows is only a brief description of the transaction and the discussion of the warrants is qualified in its entirety by reference to the form of warrant issued to the investors, which is attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2007 and available for review at www.sec.gov.

On November 27, 2007 we completed a sale of units having a total gross value of $600,000 in a private placement to accredited investors. Each unit was comprised of (i) 32,000 shares of our common stock and (ii) a 5 year callable warrant to purchase up to 52,253 shares of our common stock, subject to certain vesting requirements, at an exercise price of $1.40 per share. The warrant agreement has a cashless exercise provision, at the election of the holder, such that fewer shares than the face amount of the warrants may be issued upon full exercise. The warrant agreement provides that the warrant may not be exercised until the issuance of the warrants in the offering is approved by our shareholders. We sold a total of 21 units at a price of $24,000 per unit for net cash proceeds of approximately $503,909. We also converted debt in the amount of $96,000 owed to Blackwood Ventures LLC, our largest shareholder, into four units. We were indebted to Blackwood Ventures LLC because it advanced payment to certain of our vendors when we did not have cash available to pay them. The per share price of the common stock included in the units was less than the per share book or market value of our common stock on the date of sale. No underwriting discounts or commissions were paid in connection with the offering. We are obligated to register the shares underlying the warrants, subject to compliance with rule 415 promulgated under the Securities Act of 1933.

Reason for the Proposal

We are in need of working capital to continue our business and, in particular, to develop the Wardlaw field. We began selling our securities to meet our capital needs in November 2007.

Nasdaq Marketplace Rule 4350(i)(1)(D) requires us to obtain shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock.

On November 27, 2007 we had a total of 6,446,850 shares of common stock outstanding. The total number of shares of common stock included within the units was 800,000 shares or approximately 12.4% of the number of shares of common stock outstanding on November 27, 2007. Because the number of shares of common stock included in the units was less than 20% of our outstanding common stock, those shares have been issued to the investors. However, the warrants represent an additional 1,306,325 shares of common stock, or approximately 20.2% of the common stock outstanding on November 27, 2007. Therefore, included in the warrants is a provision that the warrants may not be exercised until we receive shareholder approval of the issuance as required by Nasdaq Marketplace Rule 4350(i)(1)(D).

Overall Effect of Proposal 9

By issuing the common stock and warrants described above, we were able to raise a portion of the funds we need to begin the development of the Wardlaw field. However, the issuance of 800,000 shares of common stock had the immediate effect of diluting the stock ownership of our common shareholders and, assuming the exercise for cash of all the warrants we issued in this offering, the ownership of their common shares would be further diluted by the issuance of an additional 1,306,325 shares of common stock. We would receive $1,828,855 in proceeds if all of the warrants are exercised for cash.

If our shareholders do not approve proposal 9, then the warrants we issued to investors in our November 2007 offering would not become exercisable, assuming our common stock remains listed on the Nasdaq Capital Market and shareholder approval is required. There is no contractual remedy available to the investors in the event we fail to obtain shareholder approval of these warrants. However, in the event we do not receive shareholder approval of their warrants, we would attempt to negotiate alternative terms acceptable to these investors in order to maintain our relationship with them, as these investors could be potential sources of additional capital for us in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 9.

Proposal 10 — To Approve the Issuance of Units Consisting of Common Stock and Warrants to Accredited Investors

The following discussion does not constitute an offer of the securities to be sold.

In January 2008 our board of directors resolved to raise up to $4 million in gross proceeds through the sale of units to accredited investors, as that term is defined in rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. The units will consist of one share of our common stock and a warrant to purchase one-half share of our common stock. The price per unit will be set on the date of closing and will be computed as 80% of the average closing price of the common stock over the 20 trading days prior to the closing. The warrants will have a term of 3 years. The warrant exercise price will be 200% of the offering price. By way of example, on February 15, 2008 we had 7,246,850 shares of common stock outstanding and the average sale price of our common stock over the 20 trading days prior to that date was $0.8335. If the offering had closed on February 15, 2008, we would have issued units totaling 5,998,800 shares of common stock and warrants for the purchase of 2,999,400 shares of common stock at a price of $0.6668 per unit.

It is our intention to begin the offering following the annual meeting. We intend to use the proceeds of the offering to develop the Wardlaw field and for other working capital purposes. In proposal 10, we are asking our shareholders to approve the issuance of these securities.

Reason for the Proposal

Nasdaq Marketplace Rule 4350(i)(1)(D) requires us to obtain shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock.

Overall Effect of Proposal 10

As noted elsewhere in this proxy statement, we are in need of working capital and we have decided to raise funds by selling our securities. The securities that we sell will have the effect of diluting the common stock ownership of our existing shareholders. We expect this dilution to be significant.

If our shareholders do not approve proposal 10, then we would not be able to raise funds on the terms discussed above, assuming our common stock remains listed on the Nasdaq Capital Market. In that case, we may not be able raise sufficient funds to develop the Wardlaw field, which would have a material adverse effect on our business and results of operations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 10.

Proposal 11 — To Approve the Issuance of Shares and Warrants to Blackwood Ventures LLC Pursuant to an Agreement to Convert Debt

In proposal 11 we are asking our shareholders to approve the issuance of common stock and warrants to Blackwood Ventures LLC in connection with an Agreement to Convert Debt. The discussion that follows is only a brief description of the transaction and is qualified in its entirety by reference to the Agreement to Convert Debt between us and Blackwood Ventures LLC and the form of warrant to be issued to Blackwood Ventures LLC pursuant to such agreement, which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2007 and available for review at www.sec.gov.

On December 19, 2007, we entered into an Agreement to Convert Debt with Blackwood Ventures LLC, our largest shareholder, pursuant to which Blackwood Ventures LLC agreed to accept (i) 48,750 shares of our common stock, representing a price of $0.80 per share, and (ii) a warrant to purchase 36,563 shares of our common stock at an exercise price of $1.40 per share in return for the cancellation of $39,000 of debt owed by us to Blackwood resulting from its prior discharge of certain of our accounts payable. The warrant will have a term of seven years. On December 18, 2007, the last trading day immediately prior to the execution of the Agreement to Convert Debt, the last sale price of our common stock was $0.92.

Reason for the Proposal

Nasdaq Marketplace Rule 4350(i)(1)(D) requires us to obtain shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock.

Although the shares of common stock and warrants to be issued to Blackwood Ventures LLC pursuant to the Agreement to Convert Debt do not constitute 20% of our outstanding shares, we are seeking shareholder approval of this issuance in the event that The Nasdaq Stock Market determines that this transaction should be combined with the private offering that we completed on November 27, 2007.

Overall Effect of Proposal 11

By paying the debt we owed to Blackwood Ventures LLC with common stock and warrants, we were able to conserve our cash. However, this issuance, like the issuances of securities discussed above in proposals 8 and 9, has the effect of diluting the common stock ownership of our existing shareholders.

If our shareholders do not approve proposal 5, then our financial obligation to Blackwood Ventures LLC would remain as an outstanding liability, which would negatively impact our ability to comply and maintain compliance with the minimum shareholders’ equity requirement set forth in Nasdaq Marketplace Rule 4310(c)(3). If we lose our Nasdaq listing, potential investors may be less likely to buy our securities and therefore we may have difficulty raising additional capital to fund the development of the Wardlaw field. This would have a material adverse effect on our business and results of operations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 11.

Proposal 12 — To Approve the Issuance of 666,667 Shares of Common Stock to Accredited Investors as Required by Nasdaq Marketplace Rule 4350(i)(1)(D)

In January 2008 our board of directors resolved to raise funds for our operations through an offering made to accredited investors. We sold a total of 666,667 shares of our common stock at a price of $0.75 per share for gross proceeds of $500,000. These funds will be used for working capital. No proceeds from this offering have been distributed to us due to the requirement that we obtain shareholder approval for the offering. We do not expect that there will be brokers’ fees, commissions or other deductions from the gross proceeds.

Reason for the Proposal

As discussed previously in this proxy statement, Nasdaq Marketplace Rule 4350(i)(1)(D) requires us to obtain shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock. The issuance of the common stock sold in this offering, if added to the securities issued or to be issued in the transactions described above, will exceed 20% or more of our common stock.

Overall Effect of Proposal 12

As noted elsewhere in this proxy statement, we are in need of working capital and we have decided to raise funds by selling our securities. The securities that we sell will have the effect of diluting the common stock ownership of our existing shareholders.

If our shareholders do not approve proposal 12, then we would be unable to receive the proceeds from the offering described. This would deprive us of working capital and would have a material adverse effect on our operations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 12.

Proposal 13 — To Approve the Issuance of Common Stock and Warrants to Walter G. Mize in Exchange for the Relinquishment of a Put Right

Reason for the Proposal

Mr. Walter G. Mize, formerly our largest shareholder, holds an option that includes a “put”. The put is a provision requiring the company to purchase the option for the difference between $4.00 per share and the original exercise price, $1.50 per share. The put may be exercised by Mr. Mize during the period from

April 1, 2008 to April 10, 2008. The value associated with the put right totals $833,335 based on Mr. Mize’s right to purchase 333,334 shares of our common stock at an exercise price of $1.50 per share.

We would like to eliminate the liability associated with the put right. Mr. Mize has agreed to accept units consisting of 1,111,113 shares of common stock and warrants to purchase a total of 555,556 shares of common stock in exchange for the put right. The warrants will have a term of three years and an exercise price of $1.50 per share. Based on the value of the put right, the conversion rate is $0.75 per unit. This agreement is conditioned upon the outcome of a hearing before the Nasdaq Listing Qualifications Panel regarding the continued listing of our common stock on the Nasdaq Capital Market. If we are successful in the hearing and our common stock continues to be listed on the Nasdaq Capital Market, then the put right will be converted into the units discussed above. However, if we are not able to maintain our listing as a result of the decision by the Nasdaq Listing Qualifications Panel, Mr. Mize will have the right, but not the obligation, to convert the put right into units. This right to convert will expire 90 days from the date that Mr. Mize is notified of decision of the Nasdaq Listing Qualifications Panel.

Nasdaq Marketplace Rule 4350(i)(1)(D) requires us to obtain shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock. The number of shares of common stock represented by the units will exceed 20% or more of our common stock.

Overall Effect of Proposal 13

While this transaction will have the effect of diluting the common stock ownership of our existing shareholders, it will also reduce our liabilities by the value of the put right. If Mr. Mize exercised the warrants, we would receive proceeds of $833,334.

If our shareholders do not approve proposal 13, then Mr. Mize’s put right will continue to reflect as a liability on our financial statements. This would negatively impact our ability to comply and maintain compliance with the minimum shareholders’ equity requirement set forth in Nasdaq Marketplace Rule 4310(c)(3). If we lose our Nasdaq listing, potential investors may be less likely to buy our securities and therefore we may have difficulty raising additional capital to fund the development of the Wardlaw field. This would have a material adverse effect on our business and results of operations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 13.

Proposal 14 — To Approve a Change of the Company’s Domicile from Utah to Delaware

In January 2008 our board of directors determined that it would be in the best interests of our company and our shareholders to reincorporate in Delaware. In order to accomplish this reincorporation, we intend to form a corporation in Delaware called Glen Rose Petroleum Corporation (“Glen Rose”).

In conjunction with the reincorporation in Delaware our board of directors unanimously adopted and approved an Agreement and Plan of Merger of United Heritage Corporation, a Utah corporation, and Glen Rose Petroleum Corporation (the “Reincorporation Merger Agreement”). A copy of the Reincorporation Merger Agreement is attached to this proxy statement as Annex 2. The purpose of the Reincorporation Merger Agreement is to change the domicile of our company from Utah to Delaware. The Reincorporation Merger Agreement will be entered into as soon as practicable after the annual meeting of shareholders. A copy of the articles of merger to be filed by the company with the Secretary of State of Utah is attached as Annex 3. A copy of the certificate of merger to be filed by Glen Rose is attached as Annex 4.

Reason for Reincorporation in Delaware

Delaware is recognized as a leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized there. The Delaware Court of Chancery and the Delaware Supreme Court regularly oversee complex corporate issues and, as a result, a well-established body of case law construing Delaware law has developed over the past several years, providing businesses with a greater degree of predictability than the corporate law of most other jurisdictions.

We also believe that as a Delaware corporation we would be better able to continue to attract and retain qualified directors and officers than we would be able to do as a Utah corporation. We expect that many such qualified individuals may already have experience providing services to companies incorporated in Delaware, since Delaware is the jurisdiction of choice for many corporations. Furthermore, Delaware’s extensive body of case law can provide officers and directors with a comprehensive guide to the potential risks and liabilities of serving in those capacities, which Utah law is not currently able to do.

Anti-Takeover Implications

Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws, or to otherwise adopt, measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. Our board of directors is not proposing the reincorporation in Delaware to prevent a change in control and is not aware of any present attempt by any person to acquire control or to obtain representation on our board of directors that could be prevented by reincorporating in Delaware. Our board of directors has no current plans to implement any defensive strategies to enhance its ability to negotiate with an unsolicited bidder.

No Change in Business or Management

Our reincorporation in Delaware will only change our legal domicile. It will not result in any change to our business or management or to our assets, liabilities or net worth (other than as a result of costs incident to the reincorporation merger). While we may relocate our headquarters or change the number of our employees, we will not do so as a result of the reincorporation.

Regulatory Approval

Except for compliance with state and federal securities laws and the filing of the articles of merger with the Delaware Secretary of State and the certificate of merger with the Utah Secretary of State, we are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the reincorporation merger.

Glen Rose Petroleum Corporation

Glen Rose will be incorporated in Delaware exclusively for the purpose of merging with us to effect our reincorporation in Delaware. Glen Rose will be our wholly-owned subsidiary prior to the reincorporation merger. The address and telephone number of Glen Rose’s principal executive office will be the same as our current address and telephone number. Before the reincorporation, Glen Rose will have no material assets or liabilities and will not have carried on any business. Upon completion of the reincorporation merger, your rights as a shareholder of Glen Rose will be governed by Delaware corporate law and the certificate of incorporation and the bylaws of Glen Rose will be its governing documents.

The Reincorporation Merger Agreement

The Reincorporation Merger Agreement provides that we will merge with and into Glen Rose, with Glen Rose being the surviving corporation. Under the Reincorporation Merger Agreement, Glen Rose will assume all of our assets and liabilities, including obligations under our outstanding indebtedness and contracts, and we will cease to exist as a corporate entity. Our board of directors and our officers will become the board of directors and officers of Glen Rose for identical terms of office. Our subsidiaries will become the subsidiaries of Glen Rose.

At the effective time of the reincorporation merger, each outstanding share of our common stock will automatically be converted into one share of common stock of Glen Rose. Shareholders will not have to exchange their existing stock certificates for stock certificates in Glen Rose, although if a shareholder so requests, Glen Rose will issue new certificates to anyone who holds our stock certificates, provided that the holder has surrendered the certificates representing our shares in accordance with the terms of the Reincorporation Merger Agreement. Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable fees or taxes, if any.

Subject to the differences in the laws of Delaware and Utah, and except as may be otherwise discussed herein, the rights of our shareholders with respect to the particular class or series of securities held by such shareholder will remain the same following the reincorporation merger and will entitle the holder to voting rights, dividend rights and liquidation rights equivalent to the rights attached to the respective class or series of securities prior to the effective time of the reincorporation merger.

Following the reincorporation merger, our employee benefit plans, including any stock option and other equity-based plans, will be continued by Glen Rose. Each stock option or other equity-based award issued and outstanding pursuant to these plans will be converted automatically into a stock option or other equity-based award with respect to the same number of shares of common stock of Glen Rose, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.

Trading Glen Rose Common Stock

After the reincorporation merger, those persons who were formerly our shareholders may continue to sell or transfer stock certificates or securities bearing the name “United Heritage Corporation”. Glen Rose will issue new certificates representing shares of Glen Rose common stock for transfers occurring after the effective date of the reincorporation merger.

Shareholders whose shares of our common stock were freely tradable before the reincorporation merger will own shares of Glen Rose that are freely tradable after the reincorporation merger. Similarly, any shareholders holding securities with transfer restrictions before the reincorporation merger will hold shares of Glen Rose that have the same transfer restrictions after the reincorporation merger. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, shares issued pursuant to the reincorporation merger will be deemed to have been acquired on the date the holder thereof originally acquired our shares.

After the reincorporation merger, Glen Rose will be a publicly held corporation, with its common stock trading on the Nasdaq Capital Market or other inter-dealer quotation system or national securities exchange. Glen Rose will also file reports with the Securities and Exchange Commission.

Significant Differences between the Corporate Laws of Utah and Delaware

The corporate laws of Utah and Delaware differ in many respects. Although all the differences are not set forth in this proxy statement, the differences that could materially affect the rights of shareholders are discussed below.

Shareholder Approval of Certain Business Combinations

In recent years, a number of states have adopted special laws designed to make certain kinds of “unfriendly” corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult.

Under the Utah Control Shares Acquisitions Act, shares acquired in a “control share acquisition” by a single shareholder or group of shareholders that give the shareholder or group more than 20% of the voting power of certain public Utah corporations cease to have voting rights until a resolution allowing the shares to be voted is approved by a majority of the outstanding shares of the corporation (excluding shares held by officers, directors and the acquirer). The Utah Control Shares Acquisitions Act applies only to a corporation formed under the laws of the State of Utah that has all of the following:

•	100 or more shareholders;
•	its principal office or place of business, or substantial assets, located in Utah; and
•	any of (i) more than 10% of its shareholders resident in Utah, (ii) more than 10% of its shares owned by Utah residents or (iii) 10,000 shareholders that are Utah residents.

We do not have our principal office, any place of business, or substantial assets in the State of Utah. Accordingly, the protections and restrictions of the Control Shares Acquisitions Act does not presently apply to us or to holders of our common stock.

Section 203 of the Delaware General Corporate Law prohibits a corporation from engaging in a “business combination” with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. The three year moratorium imposed on business combinations by Section 203 does not apply if:

•	prior to the date on which the shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder;
•	the interested shareholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him an interested shareholder; or
•	the business combination is approved by the board of directors and approved at a shareholder meeting by the holders of two-thirds of the voting stock not owned by the interested shareholder.

Section 203 only applies to Delaware corporations that have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 shareholders. However, a corporation may elect not to be governed by Section 203 by a provision in its certificate of incorporation or its bylaws. The certificate of incorporation of Glen Rose includes a provision electing not to be governed by Section 203. Accordingly, following consummation of the reincorporation merger, the board of directors will not have the power to reject certain business combinations with interested shareholders based on Section 203.

Indemnification and Limitation of Liability

Utah and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in the corporation’s charter eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. There are nonetheless differences between the laws of the two states respecting indemnification and limitation of liability. In general, Delaware law is somewhat broader in allowing corporations to indemnify and limit the liability of corporate agents.

Utah law does not permit the elimination of a director’s monetary liability where liability is based on:

•	a financial benefit received by a director to which the director is not entitled;
•	an intentional infliction of harm on the corporation or its shareholders;
•	an unlawful distribution; or
•	an intentional violation of criminal law.

Delaware law does not permit the elimination of a director’s monetary liability for:

•	breaches of the director’s duty of loyalty to the corporation or its shareholders;
•	acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
•	the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
•	transactions in which the director received an improper personal benefit.

Utah law allows a corporation to indemnify a director or former director who is made a party to a proceeding against liability incurred in the proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests and, in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was judged liable to the corporation or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was judged liable on the basis that he derived an improper personal benefit. In Utah, unless limited by its articles of incorporation, a corporation must indemnify a director or an officer who was successful, on the merits or otherwise, in defense of any proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful. Utah law allows a corporation to advance reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of his good faith belief that he has met the applicable standard of conduct described above, if he furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct and there are no facts then known that would preclude indemnification. The determination as to whether or not the director is entitled to indemnity or to an advance must be made by a majority vote of the directors at which a quorum is present, so long as no member of the quorum is a party to the proceeding, or if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, which committee shall consist of two or more directors who are not parties to the proceeding, or by special legal counsel or by the shareholders by a majority of the votes entitled to be cast at a meeting. A director or officer who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to any other court of competent jurisdiction. A corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Delaware law permits indemnification of any person who was or is a party or threatened to be made a party to any action, suit or proceeding so long as the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No person may be indemnified in an action brought on behalf of the corporation by a third party if that person is judged to be liable to the corporation unless the Court of Chancery or the court in which the action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity. A corporation must indemnify a present or former director or officer of a corporation who has been successful on the merits or otherwise in a defense of any action, suit or proceeding. Whether or not a person has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation will be determined by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or by a committee of such directors designated by a majority vote of the directors, even though less than a quorum, or by independent legal counsel in a written opinion or by the shareholders.

Utah law expressly states that provisions relating to the indemnification of, or advances for expenses to be made to, directors that are contained in a corporation’s articles of incorporation or bylaws, in a resolution of its shareholders or board, or in a contract other than an insurance policy, is valid only if and to the extent that the provisions are not inconsistent with Utah law.

In Delaware, indemnification and the advancement of expenses provided by or granted pursuant to Delaware law is not deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Both Utah law and Delaware law permit the purchase of insurance for the benefit of any person who is or was a director, officer, employee or agent of the corporation or is serving at the request of the corporation as a director, officer, employee or agent of another corporation.

Dividends and Repurchase of Shares

Utah law dispenses with the concepts of par value of shares as well as statutory definitions of capital and surplus. The concepts of par value, capital and surplus exist under Delaware law.

Under Utah law, a corporation may not make any distribution or repurchase its shares if, after giving effect to the distribution or repurchase:

•	the corporation would not be able to pay its debts as they become due in the normal course; or
•	its total assets would be less than the sum of its total liabilities plus the amount, if any, payable upon liquidation to holders of any preferred stock with distribution rights superior to the rights of holders of common stock.

Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not impair the capital of the corporation.

To date, we have not paid any cash dividends on our outstanding shares of common stock and we do not anticipate doing so in the foreseeable future.

Voting and Shareholder Approval Requirements

In Utah, each share of voting stock is entitled to one vote and each fractional share is entitled to a fractional vote. Directors are elected by a plurality of the votes cast. Cumulative voting for directors is not permitted unless the articles of incorporation provide for cumulative voting. With the exception of action to be taken on a plan of merger or share exchange or voting on an amendment to the corporation’s articles of incorporation, Utah law generally requires the holders of a majority of the shares of voting stock to approve the action. Action to be taken on a plan of merger or share exchange must be approved by each voting group entitled to vote separately on the plan by a majority of all the votes entitled to be cast on the plan by the voting group. In general, a class or series of stock is entitled to vote separately (or together with similarly affected shares of different series of the same class) if the proposed transaction would change the rights, preferences or limitations of the respective class or series. If shareholder voting is required to approve an amendment to the articles of incorporation, then the holders of the outstanding shares of a class are entitled to vote as a separate voting group. If a proposed amendment would affect a series of a class of shares, the shares of that series are entitled to vote as a separate voting group on the proposed amendment. However, if a proposed amendment entitles two or more series of a class of shares to vote as separate voting groups, and the amendment would affect the two or more series in the same or a substantially similar way, then the shares of all the series so affected must instead vote together as a single voting group on the amendment.

In Delaware, each share of voting stock is entitled to one vote, unless the certificate of incorporation provides for more or less than one vote per share. Like Utah, directors are elected by a plurality of the votes cast. Delaware law also allows cumulative voting for directors if the certificate of incorporation so provides. With the exception of voting on an amendment to the certificate of incorporation and voting on the election of directors, all shareholder actions, including the approval of a merger or consolidation, require the affirmative vote of the majority of shares present at the meeting and entitled to vote on the subject matter. In order to amend a certificate of incorporation, the holders of the outstanding shares of a class are entitled to vote as a class on a proposed amendment, whether or not they are entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but does not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of voting.

Neither Utah law nor Delaware law requires a shareholder vote of the surviving corporation in a merger if:

•	the merger agreement does not amend the existing certificate of incorporation;
•	each share of the stock of the surviving corporation outstanding immediately before the merger is an identical outstanding share after the merger; and
•	either no shares of common stock of the surviving corporation and no securities convertible into common stock are to be delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be delivered under the plan of merger plus those initially issuable upon conversion of any other securities to be delivered under the plan do not exceed 20% of the shares of common stock outstanding immediately prior to the merger.

Utah law and Delaware law are also substantially similar when the merger involves a parent owning at least 90% of a subsidiary. In that case, no vote of the shareholders of either corporation is required unless the subsidiary will be the surviving corporation, in which case the vote of the shareholders of the parent must be obtained.

Under Utah law, a sale of all or substantially all of the assets of a corporation must be approved by each voting group entitled to vote on the transaction.

Under Delaware law, a sale of all or substantially all of the assets of a corporation must be approved solely by the holders of a majority of the outstanding voting shares of the corporation.

Unless otherwise provided in the articles of incorporation or the Utah statutes, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the transaction, action, or event authorized by the shareholder action to those shareholders entitled to vote who have not consented in writing; and to those shareholders not entitled to vote but to whom Utah law requires that notice of the proposed action be given. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation. Under Utah law, a corporation in existence prior to July 1, 1992 may not take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action, until the date a resolution providing otherwise is approved either by a consent in writing, setting forth the proposed resolution, signed by all of the shareholders entitled to vote with respect to the subject matter of the resolution; or at a duly convened meeting of shareholders, by the vote of the same percentage of shareholders of each voting group as would be required to include the resolution in an amendment to the corporation's articles of incorporation. Delaware law does not have such a provision. We received shareholder approval to act by written consent at our annual meeting held on December 19, 2005.

Unless otherwise provided in the certificate of incorporation, shareholders in Delaware may take any action at any annual or special meeting of shareholders or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. No written consent will be effective to take the corporate action unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation.

Dissenters’ or Appraisal Rights

Under Utah law, a shareholder has a right to dissent from and obtain payment of the fair value of shares held by him in the event of a consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger (including if the corporation is a subsidiary that merged with its parent), consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, consummation of a sale, lease exchange or other disposition of all or substantially all of the property of the corporation for which a shareholder vote is required and consummation of a sale, lease, exchange or other disposition of all or substantially all of the property of an entity controlled by a corporation if the shareholders of the corporation were entitled to vote on the consent of the corporation to the disposition. A shareholder may also dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws or a resolution of the board of directors so provides. However, a shareholder may not dissent and obtain payment of the fair value of his shares if the shares are listed on a national securities exchange registered under the Securities Exchange Act of 1934 or on the National Market System of the National Association of Securities Dealers Automated Quotation System or were held of record by more than 2,000 shareholders. This limitation does not apply if the shareholders will receive for their shares anything other than shares of the corporation surviving the consummation of the plan of merger or share exchange, shares of a corporation which at the effective date of the merger or share exchange will be listed on a national securities exchange registered under the Securities Exchange Act of 1934 or on the National Market System of the National Association of Securities Dealers Automated Quotation System or if the shares will be held of record by more than 2,000 shareholders, cash in lieu of fractional shares or any combination of shares and cash. The shareholder who wishes to asset dissenters’ rights must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated and may not vote any of his shares in favor of the proposed action. In order to be entitled to payment, the shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters’ rights is approved by the shareholders.

Under Delaware law, unless the certificate of incorporation provides for appraisal rights upon the sale of all or substantially all of its assets, a shareholder only has appraisal rights in the event of a merger or consolidation and only so long as the shares are not either listed on a national securities exchange or held of record by more than 2,000 shareholders. Like Utah, this limitation does not apply if the shareholder will receive for his shares anything other than shares of the corporation surviving the consummation of the merger or consolidation, shares of a corporation which at the effective date of the merger or consolidation will be listed on a national securities exchange or held of record by more than 2,000 shareholders, cash in lieu of fractional shares or any combination of shares and cash. The shareholder must hold his shares on the date that he makes a demand for appraisal, must continuously hold his shares through the effective date of the merger or consolidation and may not have voted in favor of, or consented to, the merger or consolidation. Any shareholder electing to demand appraisal must deliver to the corporation, before the vote is taken, a written demand for appraisal of his shares.

Delaware law and Utah law also provide an exemption to a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger.

Directors

In Utah, before any shares are issued, a corporation's board of directors may consist of one or more individuals. After shares are issued and for as long as a corporation has fewer than three shareholders entitled to vote for the election of directors, its board of directors may consist of a number of individuals equal to or greater than the number of those shareholders. If a corporation has more than three shareholders, it must have at least three directors.

Delaware law requires a corporation to have at least one director who is a natural person.

Under Utah law, the articles of incorporation may provide for staggering the terms of directors by dividing the total number of directors into two or three groups, with each group containing 1/2 or 1/3 of the total, as near as may be. In that event, the terms of directors in the first group expire at the first annual shareholders' meeting after their election, the terms of directors in the second group expire at the second annual shareholders' meeting after their election, and the terms of directors in the third group, if any, expire at the third annual shareholders' meeting after their election. Upon the expiration of the initial staggered terms directors shall be elected for terms of two years or three years, as the case may be, to succeed those whose terms expire

Like Utah, Delaware law allows the directors of a corporation, by the certificate of incorporation or by an initial bylaw, or by a bylaw adopted by a vote of the shareholders, to be divided into one, two or three classes; the term of office of those of the first class expires at the first annual meeting held after such classification becomes effective; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification becomes effective, directors will be chosen for a full term to succeed those whose terms expire.

Inspection of Records

Under Utah law, directors or shareholders may inspect certain corporate records for any purpose as long as the directors or shareholders give the corporation written notice five business days in advance. Other records, including the shareholder list and minutes from meetings of the board of directors may be inspected only for a purpose reasonably related to the shareholder’s or director’s interest.

In contrast, Delaware law allows shareholders and directors to inspect the corporation’s records and shareholder list for purposes reasonably related to the person’s interests as a shareholder or director upon written demand.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 14.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows beneficial ownership on February 19, 2008 of shares of our common stock by all five percent shareholders, executive officers and directors.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of February 19, 2008, there were 7,246,850 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class(1)
Blackwood Ventures LLC 230 Park Avenue, 10th Floor New York, New York 10169	6,794,665	(2)	66.9%
Paul D. Watson, chief executive officer and director	0	(3)
Joseph F. Langston Jr., president, chief financial officer and director	45,000	(4)	*
All officers and directors as a group (5 persons)	45,000		*

*	Less than 1%.
(1)	Based on 7,246,850 shares of common stock issued and outstanding as of February 19, 2008.
(2)	Blackwood Ventures LLC owns 3,887,999 shares of our common stock and warrants that allow it to purchase a total of 2,906,666 shares of common stock. The warrants were acquired from Mr. Walter Mize, who acquired them from Lothian Oil Inc. The warrants were issued on October 7, 2005, are immediately exercisable and have five year terms. This number also includes 128,000 shares of common stock issued to Blackwood Ventures LLC as a result of its agreement to accept units comprised of 128,000 shares of common stock and a warrant to purchase 209,012 shares of common stock at an exercise price of $1.40 per share in exchange for debt totaling $96,000. This number does not include the warrant included in the units or an additional 48,750 shares of common stock and a warrant to purchase 36,563 shares of common stock at an exercise price of 1.40 per share in exchange for debt totaling $39,000. These securities have not yet been issued because the issuance requires the approval of our shareholders.
(3)	In November 2007 we entered into a Consulting Agreement with Applewood Energy, Inc., an entity controlled by Mr. Watson. Pursuant to that agreement, we agreed to issue to Applewood Energy, Inc. shares of our common stock having a value of $60,000. We have not yet issued these shares.
(4)	In October 2007 Mr. Langston agreed to be interim president and director for $7,500 per month, payable $2,500 in cash and the balance in common stock at an agreed-upon value of $0.75 per share. We are required to issue 20,000 shares of our common stock to Mr. Langston in exchange for the services he rendered pursuant to this agreement, although the shares have not yet been issued. As of January 1, 2008, Mr. Langston agreed to be president, chief financial officer and a director in exchange for the compensation described on page 32 of this proxy statement in the section titled “Certain Relationships and Related Transactions”. None of the compensation to be paid with common stock or warrants has yet been paid. The 45,000 shares included in the table above were purchased in the market by Mr. Langston. 17,000 shares were purchased for his adult child and 28,000 shares were purchased for a retirement account. Mr. Langston disclaims ownership in the securities purchased for his child.

COMPENSATION OF DIRECTORS

During the fiscal year ended March 31, 2007 no compensation was paid to directors for their service on the board of directors.

We do not have a standard or other arrangement pursuant to which directors are compensated for services provided as a director.

IDENTIFICATION OF EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers

Paul D. Watson, Chief Executive Officer, Chairman of the Board of Directors

See discussion of business experience included in the discussion of proposal 1 on page 4.

Joseph F. Langston Jr., President, Chief Financial Officer and Secretary

See discussion of business experience included in the discussion of proposal 1 on page 4.

Significant Employees

In addition to our executive officers and directors, we value and rely upon the services of the following significant employee in the support of our business and operations.

Geoffrey W. Beatson, Vice President of Engineering and Production

Mr. Beatson, aged 48, has more than two decades’ experience in the oil and gas industry. From August 2005 to December 2007, Mr. Beatson was the vice president of engineering and operations at Energy 51/Watch Resources Ltd. where he developed innovative techniques to produce heavy oil and presented his findings at the Lloydminster heavy oil conference in 2007. Prior to accepting the position at Energy 51/Watch Resources Ltd., Mr. Beatson was the vice president of engineering with Bunker Energy, Inc. where, between December 2003 and August 2005, he performed reservoir studies, production optimization, drilling and completion program design and implementation. From 1996 to December 2003, Mr. Beatson was the British Columbia team leader, then chief reservoir engineer then director of engineering and economics, at Encal Energy Ltd. From November 1994 until December 1995, Mr. Beatson was the senior business development engineer at Anderson Exploration Ltd., where he evaluated potential properties and corporate acquisition targets. Mr. Beatson earned his A.P.E.G.G.A. Management Development Certificate, his Certified Administrative Manager Certificate and his Bachelor of Science degree in mechanical engineering at the University of Calgary, Alberta in 1983.

SUMMARY OF EXECUTIVE COMPENSATION

During the fiscal year ended March 31, 2007, neither we nor our subsidiaries paid any compensation to our chief executive officer, and no executive officer received compensation in excess of $100,000. During the fiscal year ended March 31, 2007, we had no employment agreements with our executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonquali-fied Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Wilson, Chief Executive Officer and President(1)	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Kenneth Levy, Chief Financial Officer and Secretary(1)	2007	-0-	-0-	-0-		-0-	-0-	-0-

(1)	On December 19, 2005 Mr. Levy was appointed as our chief financial officer and secretary and on December 28, 2005 Mr. Wilson was appointed as our president and chief financial officer. Each of them served until October 8, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Scott Wilson, Chief Executive Officer and President	500,000	(1)	-0-	-0-	$1.05	1/3/2011	N/A	N/A	N/A	N/A

(1)	The unvested portion of this option vested on October 8, 2007, the date that Mr. Wilson’s employment terminated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

With the exception of Messrs. Joseph F. Langston Jr. and Paul D. Watson, the members of our board of directors and the members of the audit committee are independent, as that term is defined in section (a)15 of Rule 4200 of the Nasdaq Marketplace Rules.

On October 7, 2005, Lothian Oil Inc., formerly our largest shareholder, entered into a Securities Purchase Agreement with us. Pursuant to this agreement, Lothian purchased 1,093,333 shares of our common stock and warrants to purchase an additional 2,906,666 shares of common stock for an aggregate purchase price of $3,444,000, or $3.15 per share, in cash. The warrants have a term of five years and were issued as follows: (i) a warrant for the purchase of 953,333 shares with an exercise price of $3.15 per share; (ii) a warrant for the purchase of 1,000,000 shares with an exercise price of $3.36. per share; and (iii) a warrant for the purchase of 953,333 shares with an exercise price of $3.75 per share.

Proceeds from the sale of the securities were used to repay a line of credit made to us by Almac Financial Corporation, a corporation wholly-owned by Mr. Walter G. Mize, our former chief executive officer, president and chairman of our board of directors.

As part of the Agreement, Lothian entered into a series of agreements with us, including Development and Exploration Agreements relative to certain properties belonging to our subsidiaries, UHC Petroleum Corporation and UHC New Mexico Corporation, documents titled Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement, which created an assignment and assumption interest relative to a portion of our working interest in those properties, promissory notes in the amount of $4,000,000 (later increased to $8,000,000) and $2,500,000 and a Credit Agreement and Secured Credit Agreement, setting forth the terms of the loans.

On October 7, 2005 Lothian also entered into a Securities Purchase Agreement with certain of our shareholders, including Mr. Mize. Mr. Mize, together with six other shareholders, sold a total of 2,666,665 shares of common stock to Lothian. (Together, Mr. Mize and the other selling shareholders are referred to in this discussion as the “Selling Shareholders”.) Lothian paid an aggregate purchase price of $10,651,000 or $3.99 per share for the common stock. On the date of the sale, Mr. Mize owned a total of 1,709,863 shares of common stock, of which 1,693,530 shares were sold. Mr. Mize retained 16,333 issued and outstanding shares of common stock as well as an option to purchase 333,333 shares of common stock at a price of $1.50 per share. If not exercised, this option will expire on March 31, 2009.

Lothian paid the purchase price to the Selling Shareholders with a promissory note dated October 7, 2005 (the “Acquisition Date”). The promissory note accrued interest at the prime rate plus 1%. The promissory note was to be paid in installments. The first installment of $3,500,000 was paid on December 20, 2005, the second installment of $2,383,666 was paid on October 7, 2006, the third installment of $2,383,666 was due and payable on the second anniversary of the Acquisition Date and the promissory note was to mature and an installment equal to the remaining unpaid principal amount and all accrued but unpaid interest was to be due and payable on the third anniversary of the Acquisition Date.

On February 22, 2006, Lothian executed an amendment to the promissory note whereby it agreed to pay $1,000,000 of the principal amount on or before June 30, 2006.

To secure payment of the purchase price, on October 7, 2005 Lothian executed a Stock Pledge Agreement in favor of the Selling Shareholders. As the anniversary installments required by the promissory note were paid, 933,333 shares, 577,777 shares and 1,155,555 shares of common stock, respectively, were to be released.

On November 3, 2006, Mr. Mize loaned $1,000,000 (the “Interim Loan”) to Lothian. The loan was allegedly secured by the guarantees of, among others, Messrs. Bruce Ransom and Kenneth Levy, who were directors. According to its terms, a default of the Interim Loan resulted in a default of the promissory note issued to the Selling Shareholders. The Interim Loan was not repaid by Lothian within the terms of the agreement, and Mr. Mize declared the Interim Loan and the promissory note issued to the Selling Shareholders in default and therefore due and payable.

On April 20, 2007 our board of directors approved two stock option agreements for C. Scott Wilson, our former chief executive officer. The agreements memorialized grants of stock options that had been approved for Mr. Wilson on July 12, 2006, but were never otherwise documented. The option grants were reported on a Form 4 filed by Mr. Wilson on July 12, 2006 and as otherwise required in our reports. The agreements have an effective date of January 3, 2006. One agreement documented the grant of an option to purchase 433,333 shares of our common stock from our 2000 Stock Option Plan and the second agreement documented the grant of an option to purchase 66,667 shares of our common stock from our 1998 Stock Option Plan. The options will expire on January 3, 2011. The exercise price is $1.05 per share. The right to purchase one-third of the shares of common stock vested on January 3, 2006, the right to purchase one-third of the shares vested on the first anniversary on that date and the right to purchase one-third of the shares was to vest on the second anniversary of that date. Upon the termination of Mr. Wilson’s employment as an officer (and specifically as chief executive officer) on October 8, 2007, the unvested portion of the options immediately vested. The options continue to be exercisable by Mr. Wilson on the terms set forth therein until the expiration date.

On June 27, 2005 we received a commitment for an increase in the amount of $2.5 million to the line of credit provided to us by Almac Financial Corporation, a corporation controlled by Mr. Mize. On the date of the commitment, our line of credit with Almac Financial Corporation was $4 million. Of that amount, we had drawn $2,946,192.71 against the line of credit as of June 27, 2005. The line of credit was secured by substantially all of our assets and those of our subsidiaries. We believe that this line of credit was on terms at least as favorable to us as terms we could have obtained from an unrelated lender. The line of credit was paid in full and terminated, as described above.

During the 2006 fiscal year, we received the use of office space and equipment from Mr. Mize without charge. Mr. Mize was under no obligation to provide the use of the office space or equipment to us.

On February 22, 2006 we relocated our corporate headquarters to 405 North Marienfeld, Suite 200, Midland, Texas 79701. This facility consisted of approximately 2,070 square feet together with secretarial and other services. The rent was $2,500 per month. We subleased the facility from Shamrock Equipment Company, Inc., which was controlled by Mr. Thomas Kelly, one of our former directors.

On October 30, 2006 we relocated our corporate headquarters to 200 North Lorraine, Suite 400, Midland, Texas 79701. This facility was provided to us by Lothian. The rent paid for the suite was $365 per month.

On July 31, 2007 we entered into an agreement with Lothian titled “Agreement to Settle Intercompany Debt and Other Claims” (the “Lothian Agreement”). The Lothian Agreement was dated July 26, 2007. Pursuant to the terms of the Lothian Agreement, Lothian forgave $1,800,000 that it asserted we owed to it. In exchange for the debt forgiveness, we agreed to deliver to Lothian any funds in excess of $100,000 that we receive from Cano Petroleum, Inc. in connection with the sale of the assets of UHC New Mexico Corporation. We do not anticipate that we will receive any additional funds from Cano Petroleum, Inc. as a result of the asset sale.

The Lothian Agreement was conditioned upon the execution of a Settlement Agreement between Lothian and Mr. Mize (the “Mize Agreement”). The Mize Agreement was also dated July 26, 2007 and was effective on July 31, 2007. Pursuant to the terms of the Mize Agreement, in exchange for a payment of $250,000 from Mr. Mize to Lothian and forgiveness by Mr. Mize of debt totaling $5,318,149.18, Lothian transferred to Mr. Mize all of its United Heritage common stock and warrants.

The Lothian Agreement and the Mize Agreement were subject to the approval of the bankruptcy court overseeing the bankruptcy of Lothian. The court approved the Lothian Agreement and the Mize Agreement on July 31, 2007.

On September 26, 2007 Mr. Mize entered into a Restated Stock Sale Agreement which was effective as of September 18, 2007 with Blackwood Ventures LLC (“Blackwood”), a Delaware limited liability company, pursuant to which Blackwood purchased from Mr. Mize (i) 3,759,999 shares of our common stock, (ii) a warrant for the purchase of 953,333 shares of our common stock at an exercise price of $3.15 per share, (iii) a warrant for the purchase of 1,000,000 shares of our common stock at an exercise price of $3.36 per share, and (iv) a warrant for the purchase of 953,333 shares of our common stock at an exercise price of $3.75 per share. The purchase price for the securities was $5,017,000. As a result of this transaction, Blackwood now owns approximately 53.7% of our outstanding voting securities. Blackwood purchased the securities by transferring to Mr. Mize $375,000 in cash and two promissory notes, one in the face amount of $3,767,000 and the second in the face amount of $875,000. The funds transferred to Mr. Mize from Blackwood to purchase the securities were Blackwood’s personal funds.

On October 8, 2007 Mr. Joseph F. Langston Jr. was appointed as our interim chief executive officer, interim president and our chief financial officer. As an inducement to having Mr. Langston provide his services as an interim officer to us, we agreed to issue shares of our common stock to him and to pay him $2,500 in cash per month. For the period from October 2007 through December 2007, we paid Mr. Langston a total of $7,500 in cash and we are required to issue 20,000 shares of common stock to him. As of January 15, 2008, Mr. Langston agreed to accept the positions of president, chief financial officer and secretary for which we will pay him an annual salary of $60,000. We may pay this amount in cash or in shares of our common stock, at our discretion. We will also issue 80,000 shares of our common stock to Mr. Langston as an inducement to sign an employment agreement. The term of his employment will be one year. If we renew Mr. Langston’s employment after the initial term ends, we will issue to him shares of common stock equal to 100% of his annual salary. We have also agreed to issue options to Mr. Langston as follows: (i) an option to purchase 300,000 shares of our common stock at a purchase price of $1.50 per share will vest upon completion of a financing in excess of $1 million; (ii) an option to purchase 300,000 shares of our common stock at a purchase price of $2.00 per share will vest upon our announcement that we will move forward with a development program based on the results of the pilot program undertaken in the Wardlaw field; (iii) an option to purchase 300,000 shares of common stock at a purchase price of $2.00 per share will vest when our average production over a 30 day period reaches 1,000 barrels of oil equivalent per day; (iv) an option to purchase 300,000 shares of common stock at a purchase price of $2.50 per share will vest when our average production over a 30 day period reaches 2,000 barrels of oil equivalent per day; and (v) an option to purchase 300,000 shares of common stock at a purchase price of $3.00 per share will vest when our average production over a 30 day period reaches 3,000 barrels of oil equivalent per day. The value of the options granted to Mr. Langston is $297,000. The value was computed using the Black Scholes Option Pricing Model using the following assumptions: market price of $0.82; strike price from $1.50 to $3.00; risk free rate between 3.05% and 2.53%; no dividend rate; an expected term of five months to 24.5 months; and a volatility rate of 148.1% to 93.6%.

On November 27, 2007 we entered into a consulting agreement with DK True Energy Development Ltd. DK True Energy Development Ltd. is a member of Blackwood Ventures LLC, our largest shareholder. Details of the consulting agreement, including a discussion of the compensation to be paid to DK True Energy Development Ltd., can be found in the discussion of proposal 3 above.

Also on November 27, 2007 we entered into consulting agreements with Applewood Energy, Inc. and GWB Petroleum Consultants Ltd. By signing these agreements, we obtained the services of Mr. Paul D. Watson as our chief operating officer and a director and Mr. Geoffrey W. Beatson as our vice president of engineering and development. Details of the consulting agreements, including a discussion of the compensation to be paid to Messrs. Watson and Beatson, can be found in the discussion of proposal 4 above. Mr. Watson has since been appointed as our chief executive officer.

MEETINGS OF THE BOARD OF DIRECTORS

Our records show that the board of directors held six meetings during the 2007 fiscal year. In addition, action was taken by the board of directors by unanimous written consent in lieu of a meeting four times. Due to a change in management, we cannot state with certainty whether or not each director attended all of the meetings of the board during the fiscal year ended March 31, 2007.

COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

The board of directors has not established a formal process for shareholders to send communications to its members. Any shareholder may send a communication to any member of the board of directors, in care of our address, Suite 200, One Energy Square, 4925 Greenville Avenue, Dallas, Texas 75206. We will forward any such communication to the board member. If the shareholder would like the communication to be confidential, it should be so marked.

ATTENDANCE OF BOARD MEMBERS AT ANNUAL SHAREHOLDERS’ MEETING

We do not currently have a policy with regard to attendance by the members of our board of directors at the annual meeting of our shareholders. A single member of the board of directors, Mr. Scott C. Wilson, attended the previous annual meeting of our shareholders, which was held on March 31, 2007.

REPORT ON COMMITTEES

The board of directors has one standing committee, its audit committee. The board of directors does not have a compensation committee or a nominating committee.

We are a controlled company and as such we are exempt from the requirements of Nasdaq Marketplace Rule 4350(c)(3), which requires independent directors to set the compensation for the executive officers, and 4350(c)(4), which requires independent directors to select director-nominees. During the 2007 fiscal year and until their termination in October 2007, no compensation was paid to our executive officers. The compensation to be paid to our current executive officers was negotiated by these officers with a representative of Blackwood Ventures LLC and was subsequently approved by the board of directors.

Information regarding the manner in which director-nominees are selected is included below, in the section titled “Director Nomination Process”.

Audit Committee. The audit committee is responsible for recommending to the board of directors the selection of independent public accountants to audit our books and records annually, to discuss with the independent auditors and internal auditors the scope and results of any audit, to review and approve any nonaudit services performed by our independent auditing firm, and to review certain related party transactions. The audit committee acts pursuant to a written charter adopted by the board of directors. The current members of the audit committee are Messrs. Franz A. Skryanz, Theodore D. Williams and Paul K. Hickey. The members of the audit committee during the 2007 fiscal year were Messrs. Thomas Kelly, Larry W. Wilton and Raoul J. Baxter. The audit committee met four times in the 2007 fiscal year. The members of the audit committee are independent as that term is defined in section (a)15 of Rule 4200 of the Nasdaq Marketplace Rules.

DIRECTOR NOMINATION PROCESS

Because we are a controlled company, we do not have a standing nominating committee. Nominees to our board of directors are selected by Blackwood Ventures LLC, our largest shareholder. Each nominee to our board of directors expressed a willingness to serve until the next annual meeting of our shareholders and, based on a review of their qualifications, were deemed to be suitable candidates for nomination.

Our board of directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders and, as a controlled company, the board of directors does not currently intend to adopt such a policy. While the board of directors may consider candidates recommended by shareholders, there is currently no requirement that it do so. To date, no shareholder other than Blackwood Ventures LLC has recommended a candidate for nomination to the board. We have not paid a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

We do not have specific minimum qualifications that must be met before a nominee to our board of directors may be considered. Instead, the members of the board look at the total qualifications presented by the candidate which may include, but not be limited to, business experience, experience in the oil and gas industry, an understanding of the accounting principles applicable to the oil and gas industry and generally accepted accounting principles, and education. A candidate for director must agree to abide by our Code of Business Conduct and Ethics.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors is currently composed of three directors who are independent directors as defined under Nasdaq Rule 4200(a)(14). The audit committee operates under a written charter adopted by the board of directors.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management and the independent auditors the audited financial statements that were included in our Annual Report on Form 10-KSB for the year ended March 31, 2007.

The audit committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the audit committee discussed with the independent auditors the auditors’ independence from the company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the foregoing, the audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements in the Annual Report on Form 10-KSB for the 2007 fiscal year for filing with the Securities and Exchange Commission. The audit committee also recommended the selection of the company’s independent auditors for the fiscal year ending March 31, 2007.

Members of the Audit Committee (fiscal year ended March 31, 2007)

Thomas Kelly
Larry W. Wilton
Raoul J. Baxter

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the Securities and Exchange Commission.

Based upon a review of forms 3 and 4 and any amendments thereto furnished to us during the fiscal year ended March 31, 2007, management has determined that, during such fiscal year, no director, officer or 10% beneficial owner of our common stock failed to file on a timely basis with the Securities and Exchange Commission a report required report by Section 16(a).

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, any shareholder who intends to present a proposal at the annual meeting in the 2009 fiscal year must deliver the proposal to our principal executive office no later than the close of business on September 20, 2008.

Notice of intention to present a proposal at the 2009 annual meeting should be addressed to Corporate Secretary, United Heritage Corporation, Suite 200, One Energy Square, 4925 Greenville Avenue, Dallas, Texas 75206. We reserve the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

TRANSACTION OF OTHER BUSINESS

Management does not know of any matters to be brought before the meeting other than those referred to in this proxy statement. If any matters which are not specifically set forth in the form of proxy and this proxy statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

INCORPORATION BY REFERENCE

We incorporate by reference our consolidated financial statements and related notes and “Management’s Discussion and Analysis or Plan of Operation” included in our Annual Report on Form 10-KSB for the year ended March 31, 2007 and our Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2007 and September 30, 2007.

We have mailed with this proxy statement a copy of our Annual Report on Form 10-KSB for the year ended March 31, 2007, however, we have not mailed copies of the above-referenced Quarterly Reports on Form 10-QSB. This information is available to you without charge upon written or oral request. Copies of these documents can be obtained through the SEC’s website at http://www.sec.gov or by requesting them in writing or by telephone from us at the following address and telephone number:

United Heritage Corporation
Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206
Telephone: (214) 800-2663

UNITED HERITAGE CORPORATION

2007 EQUITY INCENTIVE PLAN

As Adopted by the Board of Directors on January___, 2008

1. PURPOSE.

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, the right to purchase Common Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 2.

2. DEFINITIONS.

As used in this Plan, the following terms will have the following meanings:

“AWARD” means any award under this Plan, including any Option, Stock Award or Stock Bonus.

“AWARD AGREEMENT” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“BOARD” means the Board of Directors of the Company.

“CAUSE” means any cause, as defined by applicable law, for the termination of a Participant’s employment with the Company or a Parent or Subsidiary of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended.

“COMPANY” means United Heritage Corporation, a Utah corporation, or any successor corporation.

“DISABILITY” means a disability, whether temporary or permanent, partial or total, as determined by the Board.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“EXERCISE PRICE” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“FAIR MARKET VALUE” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination if at least one hundred shares were traded on such date, otherwise the closing price on the last preceding date on which at least one hundred shares were traded, on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(b) if such Common Stock is quoted on the NASDAQ National Market or the NASDAQ Capital Market, its closing price on the NASDAQ National Market or the NASDAQ Capital Market, respectively, on the date of determination;

(c) if neither of the foregoing is applicable, by the Board in good faith.

“INSIDER” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“OPTION” means an award of an option to purchase Shares pursuant to Section 6.

“PARENT” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“PARTICIPANT” means a person who receives an Award under this Plan.

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“PERFORMANCE FACTORS” means the factors selected by the Board, in its sole and absolute discretion, to determine whether the performance goals applicable to Awards have been satisfied, including, without limitation, the following factors:

(a)	Net revenue and/or net revenue growth;
(b)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
(c)	Operating income and/or operating income growth;
(d)	Net income and/or net income growth;
(e)	Earnings per share and/or earnings per share growth;
(f)	Total stockholder return and/or total stockholder return growth;
(g)	Return on equity;
(h)	Operating cash flow return on income;
(i)	Adjusted operating cash flow return on income;
(j)	Economic value added; and
(k)	Individual business objectives.

“PERFORMANCE PERIOD” means the period of service determined by the Board, not to exceed five years, during which years of service or performance is to be measured for Stock Awards or Stock Bonuses, if such Awards are restricted.

“PLAN” means this United Heritage Corporation 2008 Equity Incentive Plan, as amended from time to time.

“PURCHASE PRICE” means the price at which the Participant of a Stock Award may purchase the Shares.

“SEC” means the Securities and Exchange Commission.

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SHARES” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 3 and 19, and any successor security.

“STOCK AWARD” means an award of Shares pursuant to Section 7.

“STOCK BONUS” means an award of Shares, or cash in lieu of Shares, pursuant to Section 8.

“SUBSIDIARY” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“TERMINATION” or “TERMINATED” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the

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Option agreement. The Board will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

3. SHARES SUBJECT TO THE PLAN.

3.1 Number of Shares Available. Subject to Sections 3.2 and 19, the total aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan shall be _______ Shares and will include Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

3.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

4. ELIGIBILITY.

ISOs (as defined in Section 6 below) may be granted only to employees (including officers and directors who are deemed to be employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to officers, directors, employees, agents and consultants of the Company or any Parent or Subsidiary of the Company, provided such consultants, independent contractors and advisors render bona-fide services not in connection with the offer and sale of securities in a capital-raising transaction or promotion of the Company’s securities. A person may be granted more than one Award under this Plan.

5. ADMINISTRATION.

5.1 Board. The Plan shall be administered and interpreted by the Board.

5.2 Board Authority. The Board will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form, terms and conditions of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned;

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(k) amend or terminate the Plan, provided, however, the Board will not amend the Plan in any manner that requires shareholder approval without such approval; and

(l) make all other determinations necessary or advisable for the administration of this Plan.

5.3 Board Discretion. Any determination made by the Board with respect to any Award will be made at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Board may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company. No member of the Board shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Board shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

6. OPTIONS.

The Board may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

6.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (hereinafter referred to as the “Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Board may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

6.2 Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, unless otherwise specified by the Board. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

6.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Board as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines, provided, however, that in all events a Participant will be entitled to exercise an Option at the rate of at least 20% per year over five years from the date of grant, subject to reasonable conditions such as continued employment; and further provided that an Option granted to a Participant who is an officer or director may become fully exercisable at any time or during any period established by the Company.

6.4 Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted and may not be less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (a) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (b) the Exercise Price of any Option granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 9 of this Plan.

6.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Board, (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

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6.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant’s service is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date, but must be exercised no later than three (3) months after the Termination Date (or such longer time period not exceeding five (5) years as may be approved by the Board, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO).

(b) If the Participant’s service is Terminated because of the Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative) no later than twelve (12) months after the Termination Date (or such longer time period not exceeding five (5) years as may be approved by the Board, with any such exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO).

(c) Notwithstanding the provisions in paragraph 6.6(a) above, if the Participant’s service is Terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after Termination, whether or not after Termination the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his or her service is Terminated.

6.7 Limitations on Exercise. The Board may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising an Option for the full number of Shares for which it is then exercisable.

6.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

6.9 Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Board may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 6.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

6.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

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7. STOCK AWARD.

A Stock Award is an offer by the Company to sell to an eligible person Shares that may or may not be subject to restrictions. The Board will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, if any, and all other terms and conditions of the Stock Award, subject to the following:

7.1 Form of Stock Award. All purchases under a Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (the “Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of a Stock Award will be accepted by the Participant’s execution and delivery of the Stock Purchase Agreement and payment for the Shares to the Company in accordance with the Stock Purchase Agreement.

7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Stock Award will be determined by the Board on the date the Stock Award is granted and may not be less than 85% of the Fair Market Value of the Shares on the grant date, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 9 of this Plan.

7.3 Terms of Stock Awards. Stock Awards may be subject to such restrictions as the Board may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Purchase Agreement. Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Award subject to restrictions, the Board shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the transfer of any Stock Award, the Board shall determine the extent to which such Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

7.4 Termination During Performance Period . If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Award only to the extent earned as of the date of Termination in accordance with the Stock Purchase Agreement, unless the Board determines otherwise.

8. STOCK BONUSES.

8.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares for extraordinary services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus will be awarded pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”). Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Board may determine.

8.2 Terms of Stock Bonuses. The Board will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Board will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Board shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and

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criteria as may be determined by the Board. The Board may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Board deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.3 Form of Payment. The earned portion of a Stock Bonus may be paid to the Participant by the Company either currently or on a deferred basis, as agreed by the Participant and the Company, with such interest or dividend equivalent, if any, as the Board may determine. Payment of an interest or dividend equivalent (if any) may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Board will determine.

9. PAYMENT FOR SHARE PURCHASES.

Payment for Shares purchased pursuant to this Plan must be made in cash (by check) or, where expressly approved for the Participant by the Board and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by the Participant in the public market;

(c) by waiver of compensation due or accrued to the Participant for services rendered;

(d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e) by any combination of the foregoing.

10. WITHHOLDING TAXES.

10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

10.2 Stock Withholding. When, under applicable tax laws, a participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Board may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Board and will be in writing in a form acceptable to the Board.

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11. PRIVILEGES OF STOCK OWNERSHIP.

11.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and will have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are issued pursuant to a Stock Award with restrictions, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Stock Award; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.

11.2 Financial Statements. The Company will provide publicly available financial information,, including financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

12. NON-TRANSFERABILITY.

Awards of Shares granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. Awards of Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e). During the lifetime of the Participant an Award will be exercisable only by the Participant. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Board and set forth in the Award Agreement with respect to Awards that are not ISOs.

13. RESERVED.

14. CERTIFICATES.

All certificates for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW; PLEDGE OF SHARES.

To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates.

16. EXCHANGE AND BUYOUT OF AWARDS.

The Board may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Board may at any time buy from a Participant an Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Board and the Participant may agree.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange

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or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18. NO OBLIGATION TO EMPLOY.

Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19. CORPORATE TRANSACTIONS.

19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 19.1, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 19 and (ii) any or all Options granted pursuant to this Plan will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Board determines. If such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Board.

19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain

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unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

20. ADOPTION AND STOCKHOLDER APPROVAL.

This Plan will become effective on the date on which it is adopted by the Board (the “Effective Date”). Upon the Effective Date, the Board may grant Awards pursuant to this Plan. The Company intends to seek stockholder approval of the Plan within twelve (12) months after the date this Plan is adopted by the Board; provided, however, if the Company fails to obtain stockholder approval of the Plan during such 12-month period, pursuant to Section 422 of the Code, any Option granted as an ISO at any time under the Plan will not qualify as an ISO within the meaning of the Code and will be deemed to be an NQSO.

21. TERM OF PLAN/GOVERNING LAW.

Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

22. AMENDMENT OR TERMINATION OF PLAN.

The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

23. NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24. ACTION BY BOARD.

Any action permitted or required to be taken by the Board or any decision or determination permitted or required to be made by the Board pursuant to this Plan shall be taken or made in the Board’s sole and absolute discretion.

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”) dated as of _____________ ___, 2008, is made and entered into by and between United Heritage Corporation, a Utah corporation (the “Parent”) and Glen Rose Petroleum Corporation, a Delaware corporation (the “Subsidiary”).

RECITALS:

A. The Parent is a corporation organized and existing under the laws of the State of Utah.

B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.

C. The Parent and the Subsidiary and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective shareholders to merge Parent with and into Subsidiary pursuant to the provisions of the Utah Revised Business Corporation Act (the “Utah Act”) and the Delaware General Corporation Law (the “Delaware Law”) upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the “Merger”) upon the terms and conditions hereinafter set forth.

ARTICLE I

PRINCIPAL TERMS OF THE MERGER

SECTION 1.1. Merger. On the Effective Date (as defined in Section 4.1 hereof), the Parent shall be merged with and into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (sometimes hereinafter referred to as the “Surviving Corporation”) shall operate under the name “Glen Rose Petroleum Corporation” by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be Parasec, 40 East Division Street, Suite A, Dover, Delaware 19901.

SECTION 1.2. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof (without change, unless and until amended in accordance with applicable law).

SECTION 1.3. Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

SECTION 1.4. Directors and Officers. At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware Law, until his or her successor is duly elected or appointed and qualified.

ARTICLE II

CONVERSION, CERTIFICATES AND PLANS

SECTION 2.1. Conversion of Shares. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) Common Stock. Each share of the Parent’s common stock, $0.001 par value per share (the “Parent’s Common Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s common stock, $.001 par value per share (the “Surviving Corporation’s Common Stock”).

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(b) Series A Convertible Preferred Stock. Each share of the Parent’s Series A Convertible Preferred stock, $0.0001 par value per share (the “Parent’s Series A Convertible Preferred Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Series A Convertible Preferred Stock, $0.0001 par value per share. The Parent represents that no shares of the Parent’s Series A Convertible Preferred Stock have been issued or are outstanding.

(c) Series B Convertible Preferred Stock. Each share of the Parent’s Series B Convertible Preferred stock, $0.0001 par value per share (the “Parent’s Series B Convertible Preferred Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Series B Convertible Preferred Stock, $0.001 par value per share. The Parent represents that no shares of the Parent’s Series B Convertible Preferred Stock have been issued or are outstanding.

(d) Options and Warrants. Each option or warrant to acquire shares of the Parent’s Common Stock, Series A Preferred Stock or Series B Preferred Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option or warrant to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock, which is equal to the number of shares of the Parent’s Common Stock that the optionee or warrant holder would have received had the optionee or warrant holder exercised such option or warrant, as the case may be, in full immediately prior to the Effective Date of the Merger (whether or not such option or warrant was then exercisable) and the exercise price per share under each of said options or warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option or warrant.

(e) Other Rights. Any other right, by contract or otherwise, to acquire shares of the Parent’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock which is equal to the number of shares of the Parent’s Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.

(f) Cancellation of Subsidiary Shares Held by Parent. Each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

SECTION 2.2. Stock Certificates. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of the Parent’s Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of the Parent’s Common Stock are converted as provided herein. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of a series of the Parent’s Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Preferred Stock into which such shares of the Parent’s Preferred Stock are converted as provided herein. The registered owner on the books and records of the Parent of any such outstanding stock certificate for the Parent’s Common Stock or the Parent’s Preferred Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other

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distributions upon, the shares of the Surviving Corporation’s Common Stock or the Surviving Corporation’s Preferred Stock evidenced by such outstanding certificate as provided above.

SECTION 2.3. Employee Benefit and Compensation Plans. At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent’s Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the same class and series of the Surviving Corporation’s common stock.

ARTICLE III

TRANSFER AND CONVEYANCE OF
ASSETS AND ASSUMPTION OF LIABILITIES

SECTION 3.1. Effects of the Merger. At the Effective Date of the Merger, the Merger shall have the effects specified in the Utah Act, the Delaware Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

SECTION 3.2. Additional Actions. If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

ARTICLE IV

APPROVAL BY SHAREHOLDERS; AMENDMENT; EFFECTIVE DATE

SECTION 4.1. Approval. This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Utah law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Utah and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Utah and Delaware. The effective date (the “Effective Date”) of the Merger shall be the date on which the Merger becomes effective under the laws of Utah or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

SECTION 4.2. Amendments. The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger

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by the shareholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent’s Common Stock, (2) alter or change any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent’s Common Stock.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Utah and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.

SECTION 5.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

SECTION 5.3. Descriptive Headings. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 5.4. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Utah apply to the Merger.

IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

UNITED HERITAGE CORPORATION,
a Utah corporation

By:

Paul D. Watson, Chief Executive Officer

GLEN ROSE PETROLEUM CORPORATION,
a Delaware Corporation

By:

Paul D. Watson, Chief Executive Officer

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ARTICLES OF MERGER

OF

UNITED HERITAGE CORPORATION
A Utah Corporation
(the non-surviving corporation)

and

GLEN ROSE PETROLEUM CORPORATION
A Delaware Corporation
(the surviving corporation)

ARTICLE I – Surviving Corporation

The name of the subsidiary corporation, which is the corporation surviving the merger (“Merger”), is Glen Rose Petroleum Corporation (the “Subsidiary”). The Subsidiary is a foreign corporation incorporated on ____________, 2008 and existing pursuant to the provisions of the Delaware General Corporation Law.

ARTICLE II – Non-Surviving Corporations

The name of the parent corporation, which is the non-surviving corporation, is United Heritage Corporation, a Utah corporation (the “Parent”). The Parent is a domestic corporation incorporated on April 30, 1981 and existing pursuant to the provisions of the Utah Revised Business Corporation Act.

ARTICLE III – Agreement and Plan of Merger

The Agreement and Plan of Merger containing such information as is required by 16-10a-1101 of the Utah Revised Business Corporation Act is set forth in Exhibit A, attached hereto and made a part hereof.

ARTICLE IV – Amendment to Articles of Incorporation

The Certificate of Incorporation of the Subsidiary shall, on the Merger becoming effective, be and constitute the Certificate of Incorporation of the surviving corporation.

ARTICLE V – Manner of Adoption and Vote of Surviving Corporation

Pursuant to 16-10a-1104(3) of the Utah Revised Business Corporation Act, a vote of the shareholders of the Subsidiary is not required with respect to the Merger.

ARTICLE VI – Manner of Adoption and Vote of Non-Surviving Corporation

The designation of the voting group of the Parent that voted on the Agreement and Plan of Merger was Common Stock. No shares of Preferred Stock are issued and outstanding.

The number of outstanding shares of the Parent’s Common Stock and the number of votes entitled to be cast by the holders of such shares, as of ____________, 2008, was __________. The number of undisputed votes of the Parent’s Common Stock voting group cast for the Agreement and Plan of Merger was _____________. The number of votes cast for the Agreement and Plan of Merger by the only voting group entitled to vote was sufficient for approval by that voting group.

ARTICLE VII – Ownership of Parent

Immediately prior to the Merger, the Parent owned at least 90% of the outstanding shares of each class of the Subsidiary.

ARTICLE VIII – Effective Date of Merger

The effective date of the Merger shall be the date upon which articles of merger or a certificate of merger giving effect to the Agreement and Plan of Merger shall be duly executed and acknowledged by the Subsidiary, and thereafter (a) delivered to the Secretary of State of the State of Delaware, for filing, as provided in

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Delaware Law, and (b) delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code, as provided in Utah law. The Merger shall become effective upon the later to occur of (a) or (b) above. The effective date of the Merger complies with 16-10a-1104(5) of the Utah Revised Business Corporation Act.

In witness whereof, the undersigned, being the Chief Executive Officer of the Subsidiary, which is the surviving corporation, executes these Articles of Merger subject to penalties of perjury that the statements contained herein are true on this _____ day of _________ 2008.

Paul D. Watson, Chief Executive Officer

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Exhibit A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”) dated as of _____________ ___, 2008, is made and entered into by and between United Heritage Corporation, a Utah corporation (the “Parent”) and Glen Rose Petroleum Corporation, a Delaware corporation (the “Subsidiary”).

RECITALS:

A. The Parent is a corporation organized and existing under the laws of the State of Utah.

B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.

C. The Parent and the Subsidiary and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective shareholders to merge Parent with and into Subsidiary pursuant to the provisions of the Utah Revised Business Corporation Act (the “Utah Act”) and the Delaware General Corporation Law (the “Delaware Law”) upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the “Merger”) upon the terms and conditions hereinafter set forth.

ARTICLE I

PRINCIPAL TERMS OF THE MERGER

SECTION 1.1. Merger. On the Effective Date (as defined in Section 4.1 hereof), the Parent shall be merged with and into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (sometimes hereinafter referred to as the “Surviving Corporation”) shall operate under the name “Glen Rose Petroleum Corporation” by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be Parasec, 40 East Division Street, Suite A, Dover, Delaware 19901.

SECTION 1.2. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof (without change, unless and until amended in accordance with applicable law).

SECTION 1.3. Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

SECTION 1.4. Directors and Officers. At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware Law, until his or her successor is duly elected or appointed and qualified.

ARTICLE II

CONVERSION, CERTIFICATES AND PLANS

SECTION 2.1. Conversion of Shares. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) Common Stock. Each share of the Parent’s common stock, $0.001 par value per share (the “Parent’s Common Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s common stock, $.001 par value per share (the “Surviving Corporation’s Common Stock”).

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(b) Series A Convertible Preferred Stock. Each share of the Parent’s Series A Convertible Preferred stock, $0.0001 par value per share (the “Parent’s Series A Convertible Preferred Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Series A Convertible Preferred Stock, $0.0001 par value per share. The Parent represents that no shares of the Parent’s Series A Convertible Preferred Stock have been issued or are outstanding.

(c) Series B Convertible Preferred Stock. Each share of the Parent’s Series B Convertible Preferred stock, $0.0001 par value per share (the “Parent’s Series B Convertible Preferred Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Series B Convertible Preferred Stock, $0.001 par value per share. The Parent represents that no shares of the Parent’s Series B Convertible Preferred Stock have been issued or are outstanding.

(d) Options and Warrants. Each option or warrant to acquire shares of the Parent’s Common Stock, Series A Preferred Stock or Series B Preferred Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option or warrant to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock, which is equal to the number of shares of the Parent’s Common Stock that the optionee or warrant holder would have received had the optionee or warrant holder exercised such option or warrant, as the case may be, in full immediately prior to the Effective Date of the Merger (whether or not such option or warrant was then exercisable) and the exercise price per share under each of said options or warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option or warrant.

(e) Other Rights. Any other right, by contract or otherwise, to acquire shares of the Parent’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock which is equal to the number of shares of the Parent’s Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.

(f) Cancellation of Subsidiary Shares Held by Parent. Each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

SECTION 2.2. Stock Certificates. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of the Parent’s Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of the Parent’s Common Stock are converted as provided herein. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of a series of the Parent’s Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Preferred Stock into which such shares of the Parent’s Preferred Stock are converted as provided herein. The registered owner on the books and records of the Parent of any such outstanding stock certificate for the Parent’s Common Stock or the Parent’s Preferred Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Surviving Corporation’s Common Stock or the Surviving Corporation’s Preferred Stock evidenced by such outstanding certificate as provided above.

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SECTION 2.3. Employee Benefit and Compensation Plans. At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent’s Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the same class and series of the Surviving Corporation’s common stock.

ARTICLE III

TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

SECTION 3.1. Effects of the Merger. At the Effective Date of the Merger, the Merger shall have the effects specified in the Utah Act, the Delaware Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

SECTION 3.2. Additional Actions. If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

ARTICLE IV

APPROVAL BY SHAREHOLDERS; AMENDMENT; EFFECTIVE DATE

SECTION 4.1. Approval. This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Utah law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Utah and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Utah and Delaware. The effective date (the “Effective Date”) of the Merger shall be the date on which the Merger becomes effective under the laws of Utah or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

SECTION 4.2. Amendments. The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent’s Common Stock, (2) alter or change

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any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent’s Common Stock.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Utah and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.

SECTION 5.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

SECTION 5.3. Descriptive Headings. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 5.4. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Utah apply to the Merger.

IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

UNITED HERITAGE CORPORATION,
a Utah corporation

By:

Paul D. Watson, Chief Executive Officer

GLEN ROSE PETROLEUM CORPORATION,
a Delaware Corporation

By:

Paul D. Watson, Chief Executive Officer

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CERTIFICATE OF MERGER

OF

GLEN ROSE PETROLEUM CORPORATION
A Delaware Corporation
(the surviving corporation)

and

UNITED HERITAGE CORPORATION
A Utah Corporation
(the non-surviving corporation)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Glen Rose Petroleum Corporation, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is United Heritage Corporation, a Utah corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Glen Rose Petroleum Corporation, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware corporation is 125,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of Preferred Stock, $0.0001 par value of which 176,000 shares constitute Series A Preferred Stock, 40,000 shares constitute Series B-1 Preferred Stock and 60,000 shares constitute Series B-2 Preferred Stock.

SIXTH: The effective date of the Merger shall be the date upon which articles of merger or a certificate of merger giving effect to the Agreement and Plan of Merger shall be duly executed and acknowledged by Glen Rose Petroleum Corporation, and thereafter (a) delivered to the Secretary of State of the State of Delaware, for filing, as provided in Delaware Law, and (b) delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code, as provided in Utah law. The Merger shall become effective upon the later to occur of (a) or (b) above.

SEVENTH: The Agreement and Plan of Merger is on file at Suite 200, One Energy Square, 4825 Greenville Avenue, Dallas, Texas 75206, an office of the surviving corporation.

EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, the surviving corporation, Glen Rose Petroleum Corporation, has caused this certificate to be signed by an authorized officer, this ______ day of ____________ 2008.

By:

Paul D. Watson, Chief Executive Officer

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PROXY

UNITED HERITAGE CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting on March 28, 2008

This proxy will be voted as specified by the shareholder. If no specification is made, all shares will be voted “FOR” the approval of the three proposals set forth in the proxy statement.

The shareholder(s) represented herein appoint(s) Joseph Langston Jr. and Paul D. Watson and each of them, proxies with the power of substitution to vote all shares of common stock entitled to be voted by said shareholder(s) at the annual meeting of the shareholders of United Heritage Corporation to be held at Suite 200, One Energy Square, 4925 Greenville Avenue, Dallas, Texas 75206, on March __, 2008 at 10:00 a.m. local time, and in any adjournment or postponement thereof as specified in this proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS.

Joseph F. Langston Jr.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Paul D. Watson	FOR ☐	AGAINST ☐	ABSTAIN ☐
Franz A. Skryanz	FOR ☐	AGAINST ☐	ABSTAIN ☐
Theodore D. Williams	FOR ☐	AGAINST ☐	ABSTAIN ☐
Paul K. Hickey	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS FOR THE 2008 FISCAL YEAR.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 3 — APPROVE THE ISSUANCE OF WARRANTS TO DK TRUE ENERGY DEVELOPMENT AND RTP SECURE ENERGY CORP. FOR SERVICES RENDERED PURSUANT TO A CONSULTING AGREEMENT

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 4 — APPROVE THE ISSUANCE OF COMMON STOCK AND WARRANTS TO APPLEWOOD ENERGY, INC. AND GWB PETROLEUM CONSULTANTS LTD. FOR SERVICES TO BE RENDERED PURSUANT TO CONSULTING AGREEMENTS

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 5 — APPROVE THE ISSUANCE OF WARRANTS TO RICHARDSON & PATEL LLP AS PARTIAL COMPENSATION FOR SERVICES RENDERED.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 6 — APPROVE THE ISSUANCE OF COMMON STOCK AND WARRANTS TO CHADBOURN SECURITIES AS COMPENSATION FOR SERVICES TO BE RENDERED.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 7 — APPROVE THE ISSUANCE OF A WARRANT TO BLACKWOOD CAPITAL LIMITED IN EXCHANGE FOR SERVICES RENDERED AND TO BE RENDERED PURSUANT TO A CONSULTING AGREEMENT

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 8 — APPROVE THE UNITED HERITAGE CORPORATION 2008 EQUITY INCENTIVE PLAN.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 9 — APPROVE THE ISSUANCE OF WARRANTS INCLUDED IN AN OFFERING OF UNITS MADE IN NOVEMBER 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 10 — APPROVE THE ISSUANCE OF UNITS CONSISTING OF COMMON STOCK AND WARRANTS TO ACCREDITED INVESTORS.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 11 — APPROVE THE ISSUANCE OF SHARES AND WARRANTS TO BLACKWOOD VENTURES LLC PURSUANT TO AN AGREEMENT TO CONVERT DEBT.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 12 — APPROVE THE ISSUANCE OF 666,667 SHARES OF COMMON STOCK SOLD TO ACCREDITED INVESTORS IN JANUARY 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 13 — APPROVE THE ISSUANCE OF COMMON STOCK AND WARRANTS TO WALTER G. MIZE IN EXCHANGE FOR THE RELINQUISHMENT OF A PUT RIGHT.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 14 — APPROVE THE CHANGE OF THE COMPANY’S DOMICILE FROM UTAH TO DELAWARE

FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark, date and sign your proxy card and mail it in the enclosed envelope as soon as possible.

In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

SignatureDate

SignatureDate

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.